UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934, (Amendment No.    )

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PALM, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Palm, Inc.

950 W. Maude Avenue

Sunnyvale, California 94085

(408) 617-7000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 5, 2006

To the Stockholders of Palm, Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Palm, Inc., a Delaware corporation, will be held on October 5, 2006 at 8:00 a.m., local time, at 950 W. Maude Avenue, Sunnyvale, California 94085, for the following purposes:

1.	To elect three Class I directors to Palm’s board of directors to hold office for a three-year term;

2.	To ratify the appointment of Deloitte & Touche LLP as Palm’s independent public auditors for the fiscal year ending June 1, 2007; and

3.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

These items are described more fully in the proxy statement attached to this notice. Please give your careful attention to all of the information in the proxy statement.

The board of directors of Palm has fixed the close of business on August 10, 2006 as the record date for determining which Palm stockholders of record are entitled to receive notice of, and to vote at, the annual meeting and any adjournment or postponement of the annual meeting. Only holders of record of shares of Palm common stock on the record date are entitled to receive notice of and to vote at the annual meeting or any adjournment or postponement of the annual meeting.

Your vote is important. Even if you plan to attend the annual meeting in person, we request that you complete, sign, date and return the enclosed proxy or voting instruction card or, if available, follow the instructions for telephone or Internet voting to ensure that your shares will be represented at the annual meeting if for any reason you are unable to attend. If you do attend the annual meeting and wish to vote in person, you may withdraw your proxy and vote in person.

By Order of the Board of Directors,

/s/ Mary E. Doyle

Mary E. Doyle

Secretary

August 24, 2006

Sunnyvale, California

1

THE PALM 2006 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND PROCEDURAL MATTERS

Q:	Why am I receiving these materials?

A:	The board of directors of Palm is providing this proxy statement to you in connection with the solicitation of proxies for use at Palm’s 2006 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, October 5, 2006 at 8:00 a.m., Pacific time, and any adjournment or postponement of the Annual Meeting. The Annual Meeting will be held at Palm’s principal executive offices, located at 950 W. Maude Avenue, Sunnyvale, California 94085, for the purpose of considering and acting on the matters set forth in this proxy statement.

These proxy materials and the enclosed annual report were first mailed on or about August 24, 2006 to all Palm stockholders entitled to vote at the Annual Meeting. Palm’s website is www.palm.com.

Q:	What proposals will be voted on at the Annual Meeting?

A:	Palm stockholders are being asked to vote on two matters at the Annual Meeting:

•	Election of William T. Coleman, Bruce W. Dunlevie and Robert C. Hagerty as Class I directors to serve until Palm’s 2009 Annual Meeting of Stockholders, which proposal can be found beginning on page 8 of this proxy statement; and

•	Ratification of Deloitte & Touche LLP as Palm’s independent public auditors for the fiscal year ending June 1, 2007, which proposal can be found beginning on page 34 of this proxy statement.

Q:	What are the recommendations of the Board of Directors?

A:	Palm’s board of directors recommends a vote:

•	“FOR” the election of each of the nominated directors; and

•	“FOR” the ratification of Deloitte & Touche LLP as Palm’s independent public auditors for the fiscal year ending June 1, 2007.

Q:	Who is entitled to vote at the Annual Meeting?

A:	Palm’s board of directors set August 10, 2006 as the record date for the Annual Meeting. If you owned Palm common stock at the close of business on August 10, 2006, you may attend and vote at the meeting. As of August 10, 2006, there were 103,545,782 shares of Palm common stock outstanding.

Q:	How many votes do I have?

A:	You are entitled to one vote for each share of Palm common stock you owned at the close of business on the record date, provided that those shares are either held directly in your name as the stockholder of record or were held for you as the beneficial owner through a broker, bank or other nominee.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all of your shares are voted at the Annual Meeting.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	If your shares are registered directly in your name with Palm’s transfer agent, Computershare Investor Services LLC, you are considered the “stockholder of record” with respect to those shares, and these proxy materials have been sent directly to you by Palm.

Many Palm stockholders hold their shares through a broker, bank or other nominee, rather than directly in their own names. If your shares are held in a brokerage account or by a bank or another nominee, you are considered the “beneficial owner” of those shares held in “street name,” and these proxy materials have been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record.

Q:	How can I vote my shares in person at the Annual Meeting?

A:	If you are the stockholder of record of shares of Palm common stock, you have the right to vote in person at the Annual Meeting with respect to those shares.

If you are the beneficial owner of shares of Palm common stock, you are invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you request, complete and deliver a legal proxy from your broker, bank or nominee giving you the right to vote the shares at the Annual Meeting.

Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card or voting instructions as described in the next Q&A so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	If you are the stockholder of record, you may instruct the proxy holders how to vote your shares by completing, signing, dating and returning the enclosed proxy card in the provided, postage pre-paid envelope, or by using the Internet voting site or the toll-free telephone number listed on the proxy card. Specific instructions for using the Internet and telephone voting systems are on the proxy card. The Internet and telephone voting systems for stockholders of record will be available until 9:00 p.m., Pacific time, on October 4, 2006 (the day before the Annual Meeting).

If you are the beneficial owner of shares of Palm common stock held in street name, you have the right to direct your broker, bank or nominee on how to vote your shares. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares. The instructions from your broker, bank or nominee will indicate if Internet or telephone voting is available and, if so, will provide details regarding how to use such systems.

Q:	If I sign a proxy card or voting instruction card, how will it be voted?

A:	Whichever method you select to transmit your instructions, the proxy holders or your broker, bank or nominee will vote your shares in accordance with those instructions.

If you return a proxy card or voting instruction card or grant a proxy or provide instructions using the Internet or telephone voting systems, if available, without giving specific voting instructions for a proposal, your shares will be voted as recommended by our board of directors on that proposal (see above).

If you are the beneficial owner of shares held in street name and do not return the voting instruction card or provide instructions using the Internet or telephone voting systems, if available, your broker, bank or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters, such as the uncontested election of directors and the ratification of the selection of independent auditors, but do not have discretion to vote on non-routine matters.

Q:	Can I change or revoke my vote after I return a proxy card or voting instruction card?

A:	If you are the stockholder of record, you may revoke your proxy or change your vote by:

•	delivering to the Corporate Secretary of Palm, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares (such written notice should be hand delivered to Palm’s Corporate Secretary or should be sent so as to be delivered to Palm, Inc., 950 W. Maude Avenue, Sunnyvale, California 94085, Attn: Corporate Secretary);

•	attending the Annual Meeting and voting in person; or

•	making a timely and valid later Internet or telephone vote, as the case may be, if you have previously voted on the Internet or by telephone in connection with the Annual Meeting.

If you are the beneficial owner of shares held in street name, you may change your vote by:

•	submitting new voting instructions to your broker, bank or other nominee in a timely manner; or

•	attending the Annual Meeting and voting in person, if you have obtained a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares.

Q:	Can I attend the Annual Meeting?

A:	All stockholders as of the record date, August 10, 2006, or their duly appointed proxies, may attend the Annual Meeting. If you are the beneficial owner of shares held in street name, please bring proof of ownership such as a brokerage statement or letter from the broker, bank or other nominee that is the owner of record of the shares.

Q:	How many votes must be present or represented to conduct business at the Annual Meeting?

A:	The presence of a majority of the shares eligible to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Presence is determined by the stockholder entitled to vote the shares being present at the Annual Meeting or having properly submitted a proxy with respect to the shares. In compliance with Delaware General Corporate Law, abstentions and broker “non-votes” will be counted as present and entitled to vote at the Annual Meeting and are thereby included for purposes of determining whether a quorum is present at the Annual Meeting.

A broker “non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

If sufficient votes to constitute a quorum are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. Adjournment would require the affirmative vote of the holders of a majority of the outstanding shares of Palm common stock present in person or represented by proxy at the Annual Meeting. The persons named as proxies would generally exercise their authority to vote in favor of adjournment.

Q:	What is the voting requirement to approve each of the proposals?

A:	A plurality of the votes duly cast is required for the election of directors. The three nominees for director receiving the highest number of affirmative votes will be elected as members of Palm’s board of directors to serve until Palm’s 2009 Annual Meeting of Stockholders. There is no cumulative voting in the election of directors.

The affirmative vote of a majority of the votes duly cast is required to ratify the appointment of Deloitte & Touche LLP as Palm’s independent public auditors for the fiscal year ending June 1, 2007.

Q:	How are votes counted?

A:	With respect to the election of directors, you may vote “FOR” or “WITHHOLD” on each of the three nominees. Abstentions and broker non-votes will not affect the outcome of the election.

With respect to other proposals, you may vote “FOR,” “AGAINST” or “ABSTAIN” on each proposal. Abstentions are deemed to be votes cast and thereby have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast and thereby do not affect the outcome of the voting on any of the proposals.

Q:	What happens if one or more of the director nominees is unable to stand for election?

A:	The board of directors may reduce the number of directors in Class I or select a substitute nominee. In the latter case, if you have completed and returned your proxy card or voting instruction card, Edward T. Colligan and Mary E. Doyle, as proxyholders, will have the discretion to vote your shares for the substitute nominee, though they cannot vote for more than three nominees.

Q:	Where can I find the voting results of the Annual Meeting?

A:	An employee of Palm’s transfer agent, Computershare Investor Services LLC, will tabulate the votes and act as the inspector of election. We intend to announce preliminary voting results at the Annual Meeting. We will provide final results in our quarterly report on Form 10-Q for the second quarter of fiscal year 2007. The final results will also be posted on our website under “Investor Relations” at http://investor.palm.com.

Q:	Who pays for the proxy solicitation process?

A:	Palm will bear the cost of soliciting proxies, including the cost of preparing and mailing proxy materials. In addition to soliciting stockholders by mail and through its regular employees, Palm will request brokers, banks and other nominees to solicit their customers who hold shares of Palm common stock in street name. Palm may reimburse such brokers, banks and nominees for their reasonable, out-of-pocket expenses. Palm may also use the services of its officers, directors and employees to solicit proxies, personally or by telephone, mail, facsimile or electronic mail, without additional compensation other than reimbursement for reasonable, out-of-pocket expenses.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of June 30, 2006, with respect to the beneficial ownership of Palm’s common stock by (i) each person who is known to Palm to own beneficially more than 5% of Palm’s common stock; (ii) each director and director-nominee of Palm; (iii) the Chief Executive Officer and each other person included in the Summary Compensation Table beginning on page 20 of this proxy statement, referred to in this proxy statement collectively as the named executive officers; and (iv) all current executive officers and directors of Palm as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the securities. Shares of Palm’s common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of June 30, 2006 are deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of the beneficial owner but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. All share numbers are adjusted to reflect the 100% stock dividend effective as of March 14, 2006.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)		Percent of Common Stock Outstanding (3)
Oppenheimer Funds, Inc. 225 Liberty St., New York, NY 10281	9,062,400	(4)	8.8%
Mark Nelson & Dana Johnson 1481 Sage Canyon Road, St. Helena, CA 94574	8,150,200	(5)	7.9%
Sagio Investments SA 11 Course De Rive, 1204 Geneva, Switzerland	6,487,740	(6)	6.3%
FMR Corp. 82 Devonshire Street, Boston, MA 02109	6,266,588	(7)	6.1%
Unicredito Italiano S.p.A Pizza Cordusio 2, 20123 Milan, Italy	5,696,547	(8)	5.5%
Eric A. Benhamou	517,680	(9)	*
Mark S. Bercow	73,509	(10)	*
Andrew J. Brown	241,000	(11)	*
Gordon A. Campbell	8,884	(12)	*
Gareth C.C. Chang	74,122	(13)	*
William T. Coleman	0		*
Edward T. Colligan	1,260,719	(14)	1.2%
Mary E. Doyle	31,316	(15)	*
Donna L. Dubinsky	2,376,637	(16)	2.3%
Bruce W. Dunlevie	139,683	(17)	*
Robert C. Hagerty	0		*
C. John Hartnett	80,773	(18)	*
Michael Homer	87,333	(19)	*
D. Scott Mercer	20,334	(20)	*
Kenneth R. Wirt	28,508		*
All current directors and executive officers as a group (18 persons)	7,968,927	(21)	7.5%

*	Less than 1%.

(1)	Unless otherwise noted, the address for the beneficial owners listed in this table is c/o Palm, Inc., 950 W. Maude Avenue, Sunnyvale, California 94085.

(2)	To Palm’s knowledge, except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

(3)	Based on 103,492,682 shares of Palm’s common stock issued and outstanding as of June 30, 2006.

(4)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 7, 2006, which indicates shared voting and investment power with respect to 9,062,400 of the shares and sole voting and investment power with respect to none of the shares.

(5)	Based on a Schedule 13D/A filed with the Securities and Exchange Commission on February 2, 2006, which indicates shared voting and investment power with respect to 8,150,200 of the shares and sole voting and investment power with respect to none of the shares.

(6)	Based on a Schedule 13G/A filed with the Securities and Exchange Commission on May 24, 2006, which indicates shared voting and investment power with respect to 6,487,740 shares and sole voting and investment power with respect to none of the shares.

(7)	Based on a Schedule 13G/A filed with the Securities and Exchange Commission on July 10, 2006, which indicates sole voting power with respect to 111,000 shares, shared voting power with respect to none of the shares, sole investment power with respect to 6,266,588 shares and shared investment power with respect to none of the shares.

(8)	Based on a Schedule 13G/A filed with the Securities and Exchange Commission on July 6, 2006, which indicates shared voting and investment power with respect to none of the shares and sole voting and investment power with respect to 5,696,547 of the shares.

(9)	Includes 396,742 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2006.

(10)	Includes 70,833 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2006.

(11)	Includes 187,500 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2006.

(12)	Includes 7,884 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2006.

(13)	Includes 73,122 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2006.

(14)	Includes 1,122,199 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2006.

(15)	Includes 30,672 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2006.

(16)	Includes 2,325,970 shares held by Ms. Dubinsky and her spouse as trustees under the Shustek-Dubinsky Family Trust Agreement dated August 1, 2004 and 50,667 shares issuable upon exercise of options currently exercisable or exercisable within 60 days of June 30, 2006.

(17)	Includes 52,001 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2006.

(18)	Includes 55,344 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2006.

(19)	Includes 84,973 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2006.

(20)	Represents 20,344 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2006.

(21)	Includes 2,176,783 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2006.

COMPARISON OF STOCKHOLDER RETURN

Set forth below is a line graph comparing the cumulative total return on Palm’s common stock (as adjusted for the 1-for-20 reverse stock split of Palm’s common stock effective as of October 15, 2002, the spin-off of PalmSource, Inc. effective as of October 28, 2003 and a 100% stock dividend effective as of March 14, 2006) with the cumulative total return of the S&P 500 Index and the S&P 500 Information Technology Index for the period commencing on June 1, 2001 and ending on June 2, 2006.

ASSUMES $100 INVESTED ON JUNE 1, 2001 IN PALM COMMON STOCK AND $100 INVESTED ON MAY 31, 2001 IN THE S&P 500 INDEX AND THE S&P 500 INFORMATION TECHNOLOGY INDEX—INCLUDING REINVESTMENT OF ANY DIVIDENDS

	Cumulative Total Return
	June 1, 2001(1)		May 31, 2002	May 30, 2003	May 28, 2004	June 3, 2005	June 2, 2006
Palm, Inc	$100		$26	$10	$25	$33	$42
S&P 500 Index	$100	(2)	$86	$79	$94	$101	$110
S&P 500 Information Technology Index	$100	(2)	$70	$66	$81	$82	$82

(1)	The initial measurement point for the performance graph assumes a $100 investment in Palm’s common stock on June 1, 2001 and in the S&P 500 Index and S&P 500 Information Technology Index on May 31, 2001. In addition, the cumulative total returns assume the reinvestment of any dividends.

(2)	Historically, the cumulative total return information for the S&P 500 Index and the S&P 500 Information Technology Index was only available at the end of each month, and, therefore, no data point was available for June 1, 2001. Accordingly, the data point on the graph for the S&P 500 Index and the S&P 500 Information Technology Index on June 1, 2001 reflect the cumulative total return as of May 31, 2001.

PROPOSAL NO. 1 ELECTION OF THREE CLASS I DIRECTORS

The number of directors authorized by Palm’s bylaws is currently fixed at ten. Pursuant to resolutions passed by the board of directors, Palm’s bylaws will be amended effective at the time of the annual meeting to reduce the authorized number of directors to eight. Palm’s bylaws provide that the directors shall be divided into three classes, with the classes of directors serving for staggered three-year terms. Class I currently has four members, whose terms currently expire as of the date of the Annual Meeting. Two of the four current Class I directors, Gareth C.C. Chang and Michael Homer, have not been nominated for reelection at the 2006 annual meeting and will cease to be members of the board of directors effective as of the Annual Meeting. As a result and based on the recommendation of the Nominating and Governance Committee, Palm’s board of directors has nominated Robert C. Hagerty, appointed to the board of directors during fiscal year 2006, for election by the stockholders at the Annual Meeting. Mr. Hagerty will resign as a Class II director immediately prior to the Annual Meeting to stand for election as a Class I director.

A stockholder may not cast votes for more than three nominees. The three Class I directors to be elected at the Annual Meeting are to be elected to hold office until the 2009 Annual Meeting of Stockholders or until their successors have been appointed or elected and qualified.

Palm’s nominees for election to Class I of the board of directors at the Annual Meeting are William T. Coleman, Bruce W. Dunlevie and Robert C. Hagerty. If a nominee declines to serve or becomes unavailable for any reason (although the board of directors knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominee as the board of directors may designate.

Vote Required

If a quorum is present and voting at the Annual Meeting, the three nominees for Class I directors receiving the highest number of affirmative votes will be elected as Class I directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum but have no other effect under Delaware law. For a description of the treatment and effect of abstentions and broker non-votes, see “How are Votes Counted” under “Questions and Answers about the Annual Meeting and Procedural Matters” beginning on page 1 of this proxy statement.

Recommendation of the Palm Board of Directors

The board of directors unanimously recommends that the stockholders vote “FOR” the election of William T. Coleman, Bruce W. Dunlevie and Robert C. Hagerty as Class I directors of the board of directors of Palm.

Nominees and Other Directors

The following is the name and age of each nominee and each director of Palm whose term of office continues after the Annual Meeting, the period during which each has served as a director of Palm and the principal occupation of each during the past five years. Each nominee is currently serving as a director of Palm.

Nominees for Election as Class I Directors Serving for a Term Expiring in 2009

William T. Coleman

Age 58

Chief Executive Officer, Cassatt Corporation

William T. Coleman has served as one of our directors since July 2006. Mr. Coleman has been the Chief Executive Officer of Cassatt Corporation, a provider of solutions to automate information technology operations, since September 2003. Prior to joining Cassatt, Mr. Coleman was the Chairman and Chief Executive Officer,

from January 1995 until August 2002 and October 2001, respectively, of BEA Systems, Inc., a provider of enterprise infrastructure software, and the Chief Customer Advocate from October 2001 until September 2004. Mr. Coleman is also a director of Symantec Corporation. Mr. Coleman holds a B.S. in computer science from the U.S. Air Force Academy, an M.S. in computer science and computer engineering from Stanford University and an honorary doctorate from the University of Colorado.

Bruce W. Dunlevie

Age 49

Managing Member, Benchmark Capital

Bruce W. Dunlevie has served as one of our directors since October 2003. Mr. Dunlevie has been a Managing Member of Benchmark Capital, a venture capital firm, since its founding in May 1995. He served as a director of Handspring, Inc., a developer and seller of handheld computers and smartphones, from October 1998 to October 2003. He is also a director of Rambus, Inc. Mr. Dunlevie holds a B.A. from Rice University and an M.B.A. from the Stanford School of Business.

Robert C. Hagerty

Age 54

Chairman and Chief Executive Officer, Polycom, Inc.

Robert C. Hagerty has served as one of our directors since September 2005. Mr. Hagerty has been the Chief Executive Officer of Polycom, Inc., a provider of personal video systems, video and voice collaboration infrastructures and conference phones, since July 1998. He previously served as President and Chief Operating Officer of Polycom from January 1997 to July 1998. Mr. Hagerty has served on the board of directors of Polycom, Inc. since January 1997 and has served as its Chairman since March 2000. Mr. Hagerty holds a B.S. in operations research and industrial engineering from the University of Massachusetts and an M.A. in management from St. Mary’s College of California.

Incumbent Class II Directors Serving for a Term Expiring in 2007

Gordon A. Campbell

Age 62

President, Techfarm, Inc.

Gordon A. Campbell has served as one of our directors since September 1999. Mr. Campbell was the founder and, since 1993, has been President of Techfarm, Inc., a company formed to launch technology-based start-up companies. Mr. Campbell is also a director of Bell Microproducts, Inc. Mr. Campbell holds a B.S. in physics from the University of Minnesota.

Donna L. Dubinsky

Age 51

Chairman and Chief Executive Officer, Numenta, Inc.

Donna L. Dubinsky has served as one of our directors since October 2003. Ms. Dubinsky was a co-founder and, since March 2005, has been the Chief Executive Officer and Chair of the board of directors of Numenta, Inc., a developer of computer memory systems. Ms. Dubinsky was a co-founder of Handspring, Inc., a developer and seller of handheld computers and smartphones, and from July 1998 until Handspring was acquired by Palm in October 2003 she was the Chief Executive Officer and a director. From July 2002 until September 2002, she also served as the Acting Chief Financial Officer of Handspring, Inc. From July 1992 until July 1998, Ms. Dubinsky served as Chief Executive Officer and was a director of Palm Computing, Inc., a predecessor of Palm. Ms. Dubinsky is also a director of Intuit Inc. and the Redwood Center for Theoretical Neuroscience Institute and is a Trustee of the Computer History Museum. She holds a B.A. in history from Yale University and an M.B.A. from the Harvard Graduate School of Business Administration.

Incumbent Class III Directors Serving for a Term Expiring in 2008

Eric A. Benhamou

Age 50

Chairman and Chief Executive Officer, Benhamou Global Ventures LLC

Eric A. Benhamou has served as the Chairman of our board of directors since September 1999 and also served as the Chief Executive Officer from November 2001 until October 2003. Since January 2004, Mr. Benhamou has been Chairman and Chief Executive Officer of Benhamou Global Ventures LLC, an investment company specializing in information technology, which he founded. From September 1990 to December 2000, he served as Chief Executive Officer of 3Com Corporation, a provider of voice and data networking products, services and solutions and the parent company of Palm prior to its initial public offering. Mr. Benhamou also serves as Chairman of the boards of directors of Cypress Semiconductor Inc. and 3Com Corporation and is a director of RealNetworks, Inc. and SVB Financial Group. Mr. Benhamou serves on the Executive Committee of TechNet and is an adjunct professor of Entrepreneurship and Family enterprise at INSEAD School of Business. In addition, he serves on the board of the New America Foundation, on the Computer Science and Telecommunications Board, on the Markle Task Force on Information Security, on the Stanford University School of Engineering Board of Advisors, on the advisory board of INSEAD, as Vice Chairman of the board of governors of Ben Gurion University and as Chairman of the Israel Venture Network. Previously, he served on the President’s Information Technology Advisory Committee. Mr. Benhamou holds an M.S. from Stanford University’s School of Engineering, a Diplôme d’Ingénieur from Ecole National Supérieure d’Arts et Métiers, Paris and honorary doctoral degrees from Ben Gurion University of the Negev, Widener University, Western University and the University of South Carolina.

Edward T. Colligan

Age 45

President and Chief Executive Officer, Palm, Inc.

Edward T. Colligan has served as one of our directors since May 2005. Mr. Colligan has served as Chief Executive Officer since May 2005 and as President since June 2004. Mr. Colligan also served as interim Chief Executive Officer from February 2005 to May 2005. From October 2003 until June 2004, he served as Senior Vice President and General Manager of Palm’s Wireless Business Unit. Prior to joining Palm in October 2003, Mr. Colligan was a co-founder and the President from October 2002 to October 2003 and the Chief Operations Officer from July 2001 to October 2003 of Handspring, Inc., a developer and seller of handheld computers and smartphones. From October 1998 through July 2001, he served as Senior Vice President, Marketing and Sales, of Handspring. Mr. Colligan holds a B.A. in political science from the University of Oregon.

D. Scott Mercer

Age 55

Former Interim Chief Executive Officer, Adaptec, Inc.

D. Scott Mercer has served as one of our directors since June 2005. From May 2005 until November 2005, Mr. Mercer served as the interim Chief Executive Officer of Adaptec, Inc., a provider of storage solutions. From February 2004 until December 2004, he served as a Senior Vice President and Advisor to the Chief Executive Officer of Western Digital Corporation, a supplier of disk drives to the personal computer and consumer electronics industries. Prior to that Mr. Mercer was a Senior Vice President and the Chief Financial Officer, from October 2001 to January 2004, of Western Digital Corporation. From June 2000 to September 2001, he served as Vice President and Chief Financial Officer of Teralogic, Inc., a supplier of semiconductors and software to the digital television industry. Mr. Mercer is also a director of Conexant Systems, Inc., NetRatings, Inc. and Adaptec, Inc. Mr. Mercer holds a B.S. in accounting from California Polytechnic University, Pomona.

Class I Directors Not Standing for Re-election

Gareth C.C. Chang

Age 63

Chairman and Managing Partner, GC3 & Associates International, LLC

Gareth C.C. Chang has served as one of our directors since July 2001. He has been the Chairman and Managing Partner of GC3 & Associates International, LLC, a private investment and consulting company, since June 2000. Mr. Chang is currently a member of the Advisory Council of Nike Inc. and also serves as a director of Agile Software Corp. He is a visiting professor at Tsinghua University in Beijing and an Honorary Professor at the Beijing Institute of Aeronautics and Astronautics in China, and is currently serving on the Public Policy Advisory Board of the University of California, Los Angeles. Mr. Chang holds a B.A. in mathematics and physics from California State University, Fullerton, an M.B.A. from Pepperdine University and an honorary doctoral of science degree from California State University.

Michael Homer

Age 48

Chairman, Open Media Network

Michael Homer has served as one of our directors since February 2000. Mr. Homer was the founder and, since March 2005, has been Chairman of the board of directors of Open Media Network, a non-profit organization focused on making it easier to find video and audio programming by educational, community and non-profit organizations. Mr. Homer was a founder and, from November 2000 until March 2006, was Chairman of Kontiki, Inc., a provider of a managed delivery system for enterprise media and document control. From November 2000 until November 2003, he was also Chief Executive Officer of Kontiki. Mr. Homer is also a director of Opsware Inc. Mr. Homer holds a B.S. from the University of California, Berkeley.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Palm is committed to maintaining the highest standards of business, legal and ethical conduct and corporate governance. Palm and its board of directors regularly review and evaluate corporate governance developments and Palm’s corporate governance practices. Our management oversees a strong system of internal controls and compliance with corporate policies and applicable laws and regulations, and our employees pride themselves on operating with candor and integrity. We believe that these standards and practices are essential to operating our business, promoting the Palm brand and serving our stockholders well.

Our Governance Guidelines and our Worldwide Code of Business Conduct and Ethics are posted on our website under “Investor Relations—Corporate Governance” at http://investor.palm.com.

Governance Guidelines

Our board of directors has adopted Governance Guidelines that are designed to ensure that the board of directors follows practices and procedures that serve the best interests of Palm and our stockholders. The Nominating and Governance Committee is responsible for overseeing the Guidelines and making recommendations to the board of directors regarding any changes. The Guidelines set forth principles that guide the board of directors’ exercise of its responsibility to oversee corporate strategy and governance, evaluate its own performance and the performance of Palm’s executive officers, plan for management succession, provide for director orientation and continuing education, manage conflicts of interest and ensure the integrity of Palm’s reporting systems and financial information.

Worldwide Code of Business Conduct and Ethics

We have adopted a Worldwide Code of Business Conduct and Ethics that applies to all of our employees, members of our board of directors and contractors, consultants and other agents when they are representing or acting on behalf of Palm. This Code covers, among other things, compliance with laws, conflicts of interest, protecting confidential information belonging to Palm and other companies with whom Palm has a relationship, protecting our assets, maintaining books and records, public reporting, relationships with customers and suppliers, dealing with the government and government officials, competition, respecting intellectual property rights, anti-corruption and political contributions and activities.

Compliance and Ethics Hotline

We have established procedures to receive and address complaints from Palm’s employees, members of our board of directors, contractors, consultants and other agents and customers, suppliers and other persons outside of Palm. These procedures include an externally-hosted, confidential toll-free hotline and website to receive complaints and concerns about accounting, internal accounting controls, auditing matters or other ethical or conduct-related issues. The hotline and website are available 24 hours a day, seven days a week, and callers may choose to remain anonymous.

Stock Ownership Guidelines

Our board of directors has adopted stock ownership guidelines to encourage long-term equity ownership in Palm, align the interests of our directors and executive officers with the interests of our stockholders and further promote Palm’s commitment to sound corporate governance. The Compensation Committee reviews progress against these guidelines and will update the guidelines as appropriate.

Independence of the Board of Directors

Palm’s Governance Guidelines require that at least a majority of the board of directors meet the criteria for independence established by applicable law. Under the Nasdaq marketplace rules which are applicable to Palm, independence includes a series of objective tests, including that the director is not an employee of the company and has not engaged in various types of business dealings with the company, and that the board of directors has made a subjective determination that no relationship exists which, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The independent directors meet regularly in private session without members of management present.

The board of directors has determined that Messrs. Campbell, Chang, Coleman, Dunlevie, Hagerty, Homer and Mercer are “independent” as defined under the Nasdaq marketplace rules. Mr. Benhamou, as Palm’s interim Chief Executive Officer until October 28, 2003, Mr. Colligan, as our current President and Chief Executive Officer, and Ms. Dubinsky, as the former Chief Executive Officer of Handspring (acquired by Palm on October 29, 2003), are not considered “independent” under the Nasdaq marketplace rules. Mr. Benhamou and Ms. Dubinsky will each be considered “independent” under the Nasdaq marketplace rules at the end of October 2006.

Board of Directors Structure, Committee Composition and Meetings

The board of directors has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee. The board of directors has adopted written charters for each of the committees, which are posted on our website under “Investor Relations—Corporate Governance” at http://investor.palm.com.

Director Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
Eric A. Benhamou		(1)	(2)
Gordon A. Campbell	Member	Chair
Gareth C.C. Chang			Chair
William T. Coleman (3)			Member
Donna L. Dubinsky	(4)
Bruce W. Dunlevie	Member	(5)
Robert C. Hagerty			Member
Michael Homer		Member	Member
D. Scott Mercer	Chair	Member
Number of meetings held in fiscal year 2006:	8	7	7

(1)	Mr. Benhamou served as a member until September 28, 2005.

(2)	Mr. Benhamou served as a member until September 26, 2005.

(3)	Mr. Coleman joined the board of directors on July 20, 2006.

(4)	Ms. Dubinsky served as a member until July 19, 2005.

(5)	Mr. Dunlevie served as a member until September 28, 2005.

Audit Committee

The Audit Committee, among other things: oversees Palm’s auditing, accounting, financial reporting and internal control functions; appoints, compensates, retains, oversees, determines the funding for and evaluates Palm’s independent auditors; and monitors the independence of and the audit and non-audit services provided by such independent auditors. During fiscal year 2006, the Audit Committee met eight times.

The Audit Committee’s current members are Gordon A. Campbell, Bruce W. Dunlevie and D. Scott Mercer. Mr. Mercer is the current chairperson. Susan G. Swenson served on the Audit Committee as its chairperson during fiscal year 2005 and through June 16, 2005. Donna L. Dubinsky served on the Audit Committee during fiscal year 2005 and through July 19, 2005. Mr. Dunlevie joined the Audit Committee on July 20, 2005. The board of directors has determined that Messrs. Campbell, Dunlevie and Mercer are “independent” as defined under the Nasdaq marketplace rules. The board of directors has also determined that Mr. Mercer is an “audit committee financial expert,” as that term has been defined by the Securities and Exchange Commission.

The Audit Committee operated during fiscal year 2006, until February 9, 2006, under a written charter adopted by Palm’s board of directors, a copy of which was attached as Annex A to the proxy statement for Palm’s 2005 Annual Meeting of Stockholders. The Audit Committee and Nominating and Governance Committee periodically review the Audit Committee charter and recommend changes to Palm’s board of directors. On February 9, 2006, the board of directors adopted an amended and restated Audit Committee charter, a copy of which has been attached to this proxy statement as Annex A. For additional information concerning the Audit Committee, see “Report of the Audit Committee of the Board of Directors,” which appears on page 32 of this proxy statement.

Compensation Committee

The Compensation Committee determines, approves and reports to the board of directors on all elements of compensation for Palm’s chief executive officer and other executive officers, including salaries, bonuses, equity compensation, benefits and any other compensation arrangements. The Compensation Committee also determines and recommends director compensation to the board of directors. During fiscal year 2006, the Compensation Committee met seven times.

The Compensation Committee’s current members are Gordon A. Campbell, Michael Homer and D. Scott Mercer. Mr. Campbell is the chairperson. Eric A. Benhamou and Bruce W. Dunlevie served on the Compensation Committee during fiscal year 2005 and through September 28, 2005. Messrs. Homer and Mercer joined the Compensation Committee on September 29, 2005 and December 7, 2005, respectively. The board of directors has determined that Messrs. Campbell, Homer and Mercer are “independent” as defined under the Nasdaq marketplace rules.

For additional information concerning the Compensation Committee, see “Report of the Compensation Committee of the Board of Directors on Executive Compensation” and “Compensation Committee Interlocks and Insider Participation” beginning on page 27 and page 30, respectively, of this proxy statement.

Nominating and Governance Committee

The Nominating and Governance Committee focuses on issues relating to the composition and operation of the board of directors and provides assistance to the board of directors in the areas of membership selection, committee selection and rotation practices, evaluation of the overall effectiveness of the board of directors, and review and consideration of developments in corporate governance practices. During fiscal year 2006, the Nominating and Governance Committee met seven times.

The Nominating and Governance Committee’s current members are William T. Coleman, Robert C. Hagerty, Gareth C.C. Chang and Michael Homer. Mr. Chang is the chairperson. Eric A. Benhamou served on the Nominating and Governance Committee during fiscal year 2005 and through September 26, 2005. The board of directors has determined that Messrs. Coleman, Chang, Hagerty and Homer are “independent” as defined under the Nasdaq marketplace rules.

Attendance at Meetings

During fiscal year 2006, the board of directors held eight meetings. During fiscal year 2006, only Bruce W. Dunlevie attended fewer than seventy-five percent (75%) of the aggregate of the total number of meetings of the board of directors held during the period they served as directors and the total number of meetings held by the committees of the board of directors during the period that they served on any such committees. Mr. Dunlevie attended 13 of the 18 meetings, or 72.2% of the meetings, of the board of directors and committees held during the period that he served during fiscal year 2006 and 87.5% of the meetings of the board of directors.

Consideration of Director Nominees

Stockholder Nominees

The Nominating and Governance Committee considers properly submitted stockholder nominations for candidates for membership on the board of directors as described under “Identifying and Evaluating Nominees for Directors,” which appears below. Any stockholder nominations proposed for consideration by the Nominating and Governance Committee should include the nominee’s name and qualifications for membership on the board of directors. In addition, they should be submitted within the time frame specified under “Stockholder Proposals to be Presented at the Next Palm Annual Meeting” and “Transaction of Other Business at the Palm Annual Meeting” beginning on page 34 of this proxy statement and addressed to: Palm, Inc., 950 W. Maude Avenue, Sunnyvale, California, 94085, Attn: Corporate Secretary.

Director Qualifications

In discharging its responsibilities to nominate candidates for election to the board of directors, the Nominating and Governance Committee endeavors to evaluate, propose and approve candidates with substantial business experience, applicable industry expertise and personal skills in business management, technology, finance, marketing, financial reporting or other areas that may be expected to contribute to an effective board of directors. The Nominating and Governance Committee seeks to assure that the board of directors is composed of individuals who are capable of advising Palm’s management on matters related to the current or future business directions of Palm, who represent a broad and diverse range of viewpoints and experience and who have the highest professional and personal ethics consistent with Palm’s values and standards. Candidates should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Each director must represent the interests of all stockholders.

Identifying and Evaluating Nominees for Directors

The Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. Candidates may come to the attention of the Nominating and Governance Committee through current members of the board of directors, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Governance Committee and may be considered at any point during the year. As described above, the Nominating and Governance Committee considers properly submitted stockholder nominations for candidates for the board of directors. Following verification of the stockholder status of persons proposing candidates, recommendations are aggregated and considered by the Nominating and Governance Committee. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the Nominating and Governance Committee. The Nominating and Governance Committee also reviews materials provided by professional search firms or other parties in connection with any nominee who is not proposed by a stockholder.

Stockholder Communications with the Board of Directors

We believe that management speaks for Palm, but we also recognize that principles of corporate governance increasingly require that stockholders be given direct access to the board of directors. Any stockholder may communicate directly with members of our board of directors by writing to the Chairman of the board of directors at Palm, Inc., 950 W. Maude Avenue, Sunnyvale, CA 94085, Attn: Corporate Secretary.

Our General Counsel and Corporate Secretary will log and review all such correspondence and regularly (but no less frequently than quarterly) forward to our board of directors a summary of all such correspondence together with copies of any correspondence that, in the opinion of the General Counsel and Corporate Secretary, requires the attention of our board of directors or any of its committees. Any concerns relating to accounting, internal controls or auditing matters will be brought immediately to the attention of the Chairperson of our Audit Committee and handled in accordance with procedures established by our Audit Committee with respect to such matters. Our directors may at any time review the correspondence log and copies of any or all of the summarized correspondence.

We encourage each of our directors to attend our Annual Meeting of Stockholders. Four of our eight directors at the time attended our 2005 Annual Meeting of Stockholders.

Compensation of Directors

Cash Compensation

Members of the board of directors who are not employees of Palm or any subsidiary of Palm, referred to as non-employee directors, receive annual retainers and fees per board, or committee of the board, meeting attended (which have been paid quarterly since September 1999) plus reimbursement of travel expenses for travel by members of the board of directors who reside outside of the local area. The following table sets forth the retainers and fees payable to non-employee directors:

Non-Employee Director Cash Compensation

Annual Retainers:
Board of Directors	$20,000
Audit Committee	$15,000
Compensation Committee	$10,000
Nominating & Governance Committee	$10,000

Fees per Board and Committee Meeting Attended:
Full-Day Meeting	$4,000
Half-Day Meeting	$2,000
Short Meeting (less than 3 hours)	$1,000

Stock Compensation

Non-employee directors are eligible to receive stock options under Palm’s 2001 Stock Option Plan for Non-Employee Directors, as amended, or referred to as the 2001 Director Plan. Under the 2001 Director Plan, each non-employee director who first becomes a non-employee director after October 28, 2003 is automatically granted an option to purchase 56,000 shares of Palm common stock on the date that he or she is first appointed or elected as a non-employee director. As of the Annual Meeting, the initial grant for non-employee members of the board of directors will include an option to acquire 24,000 shares of Palm common stock under the 2001 Director Plan and 8,000 performance shares (also known as restricted stock units) under Palm’s 1999 Stock Plan. Each non-employee director is also automatically granted options to purchase shares of Palm common stock on the date of each annual meeting after October 28, 2003 if he or she is a non-employee director on the date of such annual meeting and has served as such for at least the immediately preceding six months.

In addition, under the 2001 Director Plan, a non-employee director may be eligible to receive automatic grants of options based on his or her service as the chairperson of a standing committee of the board of directors (which we will refer to in this proxy statement as a committee chair), a member (whether voting or non-voting) of a standing committee of the board of directors (which we will refer to in this proxy statement as a committee member), and/or the Chairman of the board of directors. Each non-employee director who first becomes a committee chair, committee member or Chairman of the board of directors after October 28, 2003 is automatically granted an option to purchase shares of Palm common stock on the date that he or she is first appointed as a committee chair, committee member or Chairman of the board of directors. Each non-employee director who has received an option to purchase Palm common stock by reason of his or her status as a committee chair, committee member or Chairman of the board of directors is also automatically granted an option to purchase shares of Palm common stock on the date of each annual meeting after October 28, 2003 if he or she is a committee chair, committee member or Chairman of the board of directors on the date of such annual meeting and has served in such position for at least the immediately preceding six months.

The following table sets for the number of shares each non-employee director is granted based on their respective levels of board and committee participation:

Annual Option Grants

Board of Directors	28,000	(1)
Board of Directors Chairperson	8,000
Audit Committee	4,000
Audit Committee Chairperson	5,000
Compensation Committee	4,000
Compensation Committee Chairperson	5,000
Nominating & Governance Committee	4,000
Nominating & Governance Committee Chairperson	5,000

(1)	As of the Annual Meeting, the annual grant for non-employee members of the board of directors will include an option to acquire 12,000 shares of Palm common stock and 4,000 performance shares (also known as restricted stock units).

A non-employee director is entitled to more than one option award by reason of his or her status as a committee chair to the extent that, on any grant date, he or she is the chairperson of more than one standing committee of the board of directors. A non-employee director will be entitled to more than one option award by reason of his or her status as a committee member to the extent that, on any grant date, he or she is a member of more than one standing committee of the board of directors. However, a non-employee director may not receive an option award by virtue of his or her service on any standing committee with respect to which he or she is entitled to receive an option award by virtue of his or her status as the chairperson of that committee. Each option granted under the 2001 Director Plan has a maximum term of ten years and an exercise price equal to the fair market value of the shares subject to the option on the date of grant. As of the Annual Meeting, each option granted under the 2001 Director Plan will have a maximum term of seven years. Each option award becomes exercisable in three equal annual installments, beginning on the first anniversary of the date of grant, provided that in each case the non-employee director remains a director on those dates. However, if a change of control (as defined in the 2001 Director Plan) occurs and an optionee ceases to be a non-employee director as an immediate and direct consequence of the change of control, his or her outstanding options will become fully vested and exercisable on the date of the change of control. Also, if an optionee terminates his or her service on the board of directors due to his or her death, his or her outstanding options will immediately vest in full.

Non-employee directors are also eligible for discretionary awards under Palm’s 1999 Stock Plan, as amended. During fiscal year 2006, no options to purchase shares of Palm common stock were granted to non-employee directors under the 1999 Stock Plan.

Non-Employee Director Fiscal Year 2006 Compensation

The following table sets forth the total cash and equity compensation paid to our non-employee directors for their service on the board of directors and committees of the board of directors during fiscal year 2006:

Director Name	Board Retainer	Committee Retainers	Compensation for Meeting Attendance	Total Cash Compensation(1)	Options Granted(2)
Eric A. Benhamou	$20,000	$6,374	$27,000	$53,374	36,000	(3)
Gordon A. Campbell	$20,000	$25,000	$37,000	$82,000	37,000	(3)
Gareth C.C. Chang	$20,000	$10,000	$30,000	$60,000	33,000	(3)
Donna L. Dubinsky	$20,000	$1,896	$23,000	$44,896	28,000	(3)
Bruce W. Dunlevie	$20,000	$16,320	$28,000	$64,320	28,000 4,000	(3) (4)
Robert C. Hagerty	$15,000	$6,786	$21,000	$42,786	60,000	(3)
Michael Homer	$20,000	$16,786	$33,000	$69,786	36,000	(3)
D. Scott Mercer	$20,000	$19,890	$31,000	$70,890	61,000 4,000	(5) (6)
L. John Doerr	$6,483	—	—	$6,483	—
Jean-Jacques Damlamian	$6,483	—	$5,000	$11,483	—
Susan G. Swenson	$714	$893	—	$1,607	—

(1)	Total cash compensation does not include reimbursement for travel expenses for travel by directors who reside outside of the local area or reimbursement for expenses related to director training programs.

(2)	Share numbers are adjusted to reflect the 10% stock dividend effective as of March 14, 2006.

(3)	Exercise price $14.06 per share.

(4)	Exercise price $14.55 per share.

(5)	Exercise price $14.03 per share.

(6)	Exercise price $13.72 per share.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires Palm’s executive officers, directors and persons who beneficially own more than 10% of Palm’s common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by Securities and Exchange Commission regulations to furnish Palm with copies of all Section 16(a) forms filed by such persons.

Based solely on Palm’s review of such forms furnished to Palm and written representations from certain reporting persons, Palm believes that all filing requirements applicable to Palm’s executive officers, directors and persons who beneficially own more than 10% of Palm’s common stock were complied with during fiscal year 2006, with the exceptions noted herein. D. Scott Mercer filed a Form 4 report on June 23, 2005 to report a stock option grant received on June 16, 2005, Page Murray filed a Form 4 report on April 7, 2006 to report stock options exercised on March 27, 2006, March 30, 2006 and March 31, 2006 and Donna Dubinsky filed a Form 4 report on November 9, 2005 to report the sale of stock pursuant to a 10b5-1 trading plan on November 2, 2005.

EXECUTIVE OFFICERS

Set forth below is information concerning our current executive officers:

Name	Age	Position
Edward T. Colligan	45	President and Chief Executive Officer
Mark S. Bercow	45	Senior Vice President, Business Development
Andrew J. Brown	46	Senior Vice President and Chief Financial Officer
Mary E. Doyle	54	Senior Vice President, General Counsel and Secretary
Michael Farese	59	Senior Vice President, Engineering
C. John Hartnett	43	Senior Vice President, Worldwide Sales and Customer Relations
Jeffrey C. Hawkins	49	Founder
Renata A. Lane	51	Senior Vice President, Human Resources
Page Murray	43	Vice President, Marketing
Ronald Rhodes	58	Senior Vice President, Global Operations

Edward T. Colligan (See description in Proposal No. 1 above).

Mark S. Bercow has served as Senior Vice President, Business Development since March 2005. Prior to joining Palm, from August 2002 to September 2004, Mr. Bercow was Vice President, Intuit Developer Network of Intuit Inc., a provider of business and financial management solutions. From October 2000 to April 2002, he was Vice President, Marketing and Business Development of Atheros Communications, a developer of semiconductor system solutions for wireless communications products. From March 1996 to October 2000, Mr. Bercow served as Vice President, Strategic Alliances and Platform Development of Palm, Inc. Mr. Bercow holds a B.S. in business administration from California State University, Northridge.

Andrew J. Brown has served as Senior Vice President and Chief Financial Officer since December 2004. Prior to joining Palm, from February 2004 to July 2004, Mr. Brown was the Chief Financial Officer of Pillar Data Systems, Inc., a provider of software storage solutions. From October 2000 to October 2003, he served as Chief Financial Officer of Legato Systems, a provider of software storage solutions. Mr. Brown holds a B.A. in accounting from Eastern Illinois University.

Mary E. Doyle has served as Senior Vice President and General Counsel since April 2003. From April 2003 until October 2003, Ms. Doyle served as Assistant Secretary of Palm, and since October 2003 she has served as Secretary. Prior to joining Palm, from July 1996 to December 2002, Ms. Doyle served as General Counsel and Secretary of General Magic, Inc., a voice application service provider. From January 1997 to

September 1998, she served as Vice President of Business Affairs and, from September 1998 to December 2002, she served as Senior Vice President of Business Affairs at General Magic. In December 2002, General Magic filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code of 1978, as amended. Ms. Doyle holds a B.A. in biology and economics from the University of California, Santa Cruz and a J.D. from the University of California, Berkeley, Boalt Hall School of Law.

Michael Farese has served as Senior Vice President, Engineering since September 2005. Prior to joining Palm, from March 2002 to June 2005, Mr. Farese was President and Chief Executive Officer of WJ Communications, Inc., a designer and supplier of radio frequency solutions. From October 1999 to March 2002, he was President and Chief Executive Officer of Tropian, Inc., a provider of semiconductors for 3G. Mr. Farese also serves as a director of PMC-Sierra, Inc. Mr. Farese holds a B.S. in electrical engineering from Rensselaer Polytechnic Institute, an M.S. in electrical engineering from Princeton University and a doctorate in electrical engineering from Rensselaer Polytechnic Institute.

C. John Hartnett has served as Senior Vice President, World Wide Sales and Customer Relations since October 2005. From February 2005 until October 2005, Mr. Hartnett served as Senior Vice President, Americas Sales and Customer Services. From October 2003 until February 2005, he served as Vice President, eCommerce and Accessories. Prior to joining Palm, from February 2000 to October 2003, Mr. Hartnett was Executive Vice President, Worldwide Operations, Service, Support and eCommerce of Handspring, Inc., a developer and seller of handheld computers and smartphones. Mr. Hartnett holds a marketing degree from the Marketing Institute of Ireland and a post graduate diploma in finance through the Association of Chartered Certified Accountants. He is also a graduate of the executive management program at Stanford University.

Jeffrey C. Hawkins, a founder of Palm and member of the executive team, served as our Chief Technology Officer from October 2003 until January 2006. Prior to joining Palm, from July 1998 until October 2003, Mr. Hawkins was the Chief Product Officer and Chairman of the board of directors of Handspring, Inc., a developer and seller of handheld computers and smartphones. In March 2005, he co-founded Numenta, Inc., a developer of computer memory systems, and, since April 2002, he has served as Chairman and Executive Director of the Redwood Center for Theoretical Neuroscience, a non-profit scientific research organization. From 1992 to 1998, Mr. Hawkins served as Product Architect and a director of Palm Computing, Inc., a predecessor of Palm. Mr. Hawkins holds a B.S.E.E. from Cornell University.

Renata A. Lane has served as Senior Vice President, Human Resources since August 2005. Prior to joining Palm, from July 2004 to August 2005, Ms. Lane was Vice President, Human Resources of WebEx Communications, Inc., a provider of on-demand web conferencing solutions. From February 1998 until July 2003, she was Vice President of Human Resources & Administration for MIPS Technologies, Inc., a provider of industry-standard processor architectures and cores for digital consumer and business applications. Ms. Lane holds a B.S. in economics from State University of New York at Geneseo and an M.S. in industrial and labor relations from Cornell University.

Page Murray has served as Vice President, Marketing since September 2001. Prior to joining Palm, Mr. Murray held various marketing positions at Flycode, Inc., a web-based peer-to-peer secure file-sharing network provider, Riffage.com, Inc., a music media company, D’Arcy Masius Benton & Bowles, an advertising and marketing firm, and Apple Computer, Inc., a personal computer and electronics company. Mr. Murray holds a B.A. in economics and history from Duke University.

Ronald Rhodes has served as Senior Vice President, Global Operations since January 2006. Prior to joining Palm, from June 2003 until December 2005, Mr. Rhodes was Senior Vice President of Worldwide Manufacturing and Supply Chain of PSC, Inc., a provider of data capture and technology services. From January 2000 until June 2003, he was Vice President, Americas Supply Chain Operations for the Personal Communications Sector at Motorola, Inc., a designer and provider of wireless and broadband communications products. Mr. Rhodes holds a B.A. in business administration from Bellarmine College.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation

The following table sets forth information concerning the compensation paid by Palm to (i) the current Chief Executive Officer of Palm, (ii) the four other most highly compensated individuals (based on salary and bonus during fiscal year 2006) who were serving as executive officers of Palm at the end of fiscal year 2006 and (iii) a former officer of Palm who would have been one of the most highly compensated individuals had he remained as an executive officer at the end of fiscal year 2006. We refer to such individuals collectively as the named executive officers in this proxy statement.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)		Restricted Stock Award(s) ($)(2)		Securities Underlying Options (#)	All Other Compensation ($)(3)
Edward T. Colligan President and Chief Executive Officer and Director (4)	2006 2005 2004	550,000 474,583 145,833	406,950 292,963 59,500	(6) (8)	2,125,500 152,995 349,980	(5) (7) (9)	430,000 430,000 810,202	8,543 6,780 5,325
Mark S. Bercow Senior Vice President, Business Development (10)	2006 2005 2004	284,735 59,375 —	93,922 — —		— — —		— 200,000 —	9,172 1,488 —
Andrew J. Brown Senior Vice President, Chief Financial Officer (11)	2006 2005 2004	365,000 164,394 —	197,199 — —		— 827,725 —	(12)	— 450,000 —	22,114 4,375 —
Mary E. Doyle Senior Vice President, General Counsel and Secretary (13)	2006 2005 2004	311,250 296,250 285,000	133,192 104,509 96,339		— — —		60,000 40,000 86,020	1,435 1,435 1,435
C. John Hartnett Senior Vice President, Worldwide Sales and Customer Relations (14)	2006 2005 2004	288,750 230,833 87,500	150,743 151,955 42,658	(15) (16) (18)	— 263,890 —	(17)	110,000 68,000 180,488	7,060 3,421 2,982
Former Officer:
Kenneth R. Wirt Senior Vice President, Worldwide Marketing and Product Marketing	2006 2005 2004	293,750 358,750 326,250	142,904 146,638 272,451	(19) (21)	— 931,725 —	(20)	110,000 20,000 157,704	367,382 6,215 8,562

(1)	A portion of the bonus earned during a fiscal year may be based in part on performance during the prior fiscal year.

(2)	Based on the closing sale price of Palm’s common stock as reported on the Nasdaq National Market on June 2, 2006 of $17.75 per share, the dollar value of the 212,956 shares of restricted stock held by the named executive officers outstanding as of June 2, 2006 was $3,779,808, net of any consideration paid by the officer, of which 180,000 shares were subject to a right of repurchase by Palm. The restricted stock reported in this column is our common stock and, to the extent we pay dividends on our common stock, those dividends will also be paid on shares of restricted stock.

(3)

All other compensation generally includes payment of travel/housing/car, or relocation, expenses, 401(k) matching payments, financial planning costs, group term life insurance premiums and separation payments. With respect to Mr. Colligan: in fiscal year 2006, all other compensation includes $7,600 in 401(k) matching payments and $943 in group term life insurance premiums; in fiscal year 2005, all other compensation includes $6,000 in 401(k) matching payments and $780 in group term life insurance premiums; in fiscal year 2004, all other compensation includes $5,000 in 401(k) matching payments and $325 in group term life insurance premiums. With respect to Mr. Bercow: in fiscal year 2006, all other compensation includes $8,519 in 401(k) matching payments and $653 in group term life insurance premiums; in fiscal year 2005, all other compensation includes $1,375 in 401(k) matching payments and $113 in group term life insurance premiums. With respect to Mr. Brown: in fiscal year 2006, all other compensation includes $6,550 in 401(k) matching payments and $15,564 in financial planning expenses; in fiscal year 2005, all other compensation represents $4,375 in 401(k) matching payments. With respect to Ms. Doyle: in fiscal year 2006, all other compensation represents $1,435 in group term life insurance premiums; in fiscal year 2005, all other compensation represents $1,435 in group term life insurance premiums; in fiscal year 2004, all other compensation represents $1,435 in group term life insurance premiums. With respect to Mr. Hartnett: in fiscal year 2006, all other compensation includes $6,472 in 401(k) matching payments and $588 in group term life insurance premiums; in fiscal year 2005, all other compensation includes $2,833 in 401(k) matching payments and $588 in group term life insurance premiums; in fiscal year 2004, all other compensation includes $2,737 in 401(k) matching payments and $245 in group term life insurance premiums. With respect to Mr. Wirt: in fiscal year 2006, all other compensation includes $4,975 in 401(k) matching payments, $2,407 in group term life insurance premiums and $360,000 in separation payments; in fiscal year 2005, all other compensation includes $3,925 in 401(k) matching payments and $2,291 in group term life insurance premiums; in fiscal year 2004, all other compensation includes $6,575 in 401(k) matching payments and $1,987 in group term life insurance premiums.

(4)	Mr. Colligan joined Palm as Senior Vice President and General Manager of the Wireless Business Unit in October 2003 upon the merger of Palm and Handspring and currently serves as President, Chief Executive Officer and a director.

(5)	Represents the dollar value of 40,000 and 80,000 shares of restricted stock granted to Mr. Colligan based on the closing prices of $13.80 and $19.67 per share of Palm’s common stock on the dates of grant, respectively, less the purchase price paid for the stock. The shares vest in equal annual increments over a four-year period.

(6)	Represents bonuses of $270,733 and commissions in the amount of $22,230 paid in fiscal year 2005.

(7)	Represents the dollar value of 10,000 shares of restricted stock granted to Mr. Colligan based on the closing price of $15.30 per share of Palm’s common stock on the date of grant, less the purchase price paid for the stock. The shares vest in equal annual increments over a four-year period.

(8)	Represents a bonus of $6,562 and commissions in the amount of $52,938 paid in fiscal year 2004.

(9)	Represents the dollar value of 40,000 shares of restricted stock granted to Mr. Colligan based on the closing price of $8.75 per share of Palm’s common stock on the date of grant, less the purchase price paid for the stock. The shares vest in equal annual increments over a two-year period.

(10)	Mr. Bercow joined Palm as Senior Vice President, Business Development in March 2005.

(11)	Mr. Brown joined Palm as Senior Vice President and Chief Financial Officer in December 2004.

(12)	Represents the dollar value of 50,000 shares of restricted stock granted to Mr. Brown based on the closing price of $16.56 per share of Palm’s common stock on the date of grant, less the purchase price paid for the stock. The shares vest in equal annual increments over a four-year period.

(13)	Ms. Doyle joined Palm in April 2003 as Senior Vice President and General Counsel and was appointed Secretary in October 2003.

(14)	Mr. Hartnett joined Palm as Vice President, eCommerce and Accessories in October 2003 upon the merger of Palm and Handspring and currently serves as Senior Vice President, World Wide Sales and Customer Relations.

(15)	Represents bonuses of $69,585 and commissions in the amount of $81,158 paid in fiscal year 2006.

(16)	Represents bonuses of $54,332 and commissions in the amount of $97,623 paid in fiscal year 2005.

(17)	Represents the dollar value of 20,000 shares of restricted stock granted to Mr. Hartnett based on the closing price of $13.20 per share of Palm’s common stock on the date of grant, less the purchase price paid for the stock. The shares vest in equal annual increments over a four-year period.

(18)	Represents a bonus of $3,938 and commissions in the amount of $38,720 paid in fiscal year 2004.

(19)	Represents bonuses of $113,151 and commissions in the amount of $33,487 paid in fiscal year 2005.

(20)	Represents the dollar value of 50,000 shares of restricted stock granted to Mr. Wirt based on the closing price of $18.64 per share of Palm’s common stock on the date of grant, less the purchase price paid for the stock. Pursuant to the terms of the grant and his severance agreement, 43,750 of the shares were vested as of March 24, 2006, at which time Mr. Wirt ceased providing services to Palm.

(21)	Represents bonuses of $184,687 and commissions in the amount of $87,764 paid in fiscal year 2004.

Grants of Stock Options

The following table provides information concerning grants of options to purchase shares of Palm’s common stock made during fiscal year 2006 to the named executive officers:

OPTION GRANTS IN FISCAL YEAR 2006

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees in Fiscal Year 2006(2)	Exercise Price Per Share ($/sh)(3)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
					5%($)		10%($)
Edward T. Colligan	430,000	7.72	13.80	06/06/15	3,731,861		9,457,268
Mark S. Bercow	—	—	—	—	—		—
Andrew J. Brown	—	—	—	—	—		—
Mary E. Doyle	60,000	1.08	12.4650	11/03/15	470,350		1,191,960
C. John Hartnett	110,000	1.97	12.4650	11/03/15	862,309		2,185,260
Former Officer:
Kenneth R. Wirt	110,000	1.97	12.4650	11/03/15	862,309	(5)	2,185,260	(5)

(1)	All of the options in this table are subject to the terms of Palm’s 1999 Stock Plan, as amended. All options are exercisable only as they vest.

(2)	Based on a total of options to purchase 5,570,132 shares granted to all Palm employees in fiscal year 2006.

(3)	All options were granted at an exercise price equal to the fair market value of Palm’s common stock on the date of grant.

(4)	Potential realizable values are net of exercise price, but before deduction of taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules, and do not represent Palm’s estimate of future stock prices. No gain to an optionee is possible without an increase in stock price, which will benefit all stockholders commensurately. A zero percent gain in stock price will result in zero dollars for the optionee. Actual realizable values, if any, on stock option exercises are dependent on the future performance of Palm’s common stock, overall market conditions and the option holders’ continued employment through the vesting period.

(5)	Mr. Wirt ceased providing services to Palm as of March 24, 2006, at which time he received one year of accelerated option vesting pursuant to his severance agreement. His vested options terminated on June 24, 2006.

Exercises of Stock Options

The following table provides information concerning option exercises during fiscal year 2006 and the exercisable and unexercisable options held by the named executive officers as of the end of fiscal year 2006:

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2006

AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at June 2, 2006(#)		Value of Unexercised In-the-Money Options at June 2, 2006($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Edward T. Colligan	—	—	1,063,949	606,253	14,428,200	2,136,478
Mark S. Bercow	—	—	58,333	141,667	389,373	945,627
Andrew J. Brown	—	—	159,375	290,625	190,453	347,297
Mary E. Doyle	123,163	1,448,967	12,475	107,730	137,286	771,649
C. John Hartnett	87,000	892,310	37,302	151,584	332,347	765,419
Former Officer:
Kenneth R. Wirt	164,235	1,886,376	43,010	—	—	—

(1)	Based on a fair market value of $17.75 per share as of June 2, 2006, the closing sale price per share of Palm’s common stock on that date as reported on the Nasdaq National Market.

Employment, Severance and Change of Control Agreements

Management Retention Agreements

Palm has entered into management retention agreements with the following named executive officers: Edward T. Colligan, Mark S. Bercow, Andrew J. Brown, Mary E. Doyle and C. John Hartnett. Under Mr. Colligan’s, Mr. Bercow’s, Ms. Doyle’s and Mr. Hartnett’s management retention agreements, his or her outstanding stock options and restricted stock become fully vested if, within 12 months following a change of control (as defined in the management retention agreement), his or her employment is terminated involuntarily by Palm or a successor entity other than for cause (as defined in the management retention agreement), death or disability or is terminated voluntarily by him or her for good reason (as defined in the management retention agreement). The management retention agreement with Mr. Brown entitles him to full acceleration of the vesting of his outstanding stock options and full vesting of any shares of restricted stock upon a change of control (as defined in the management retention agreement). Further, the management retention agreements with all of the named executive officers listed above provide that each such officer is entitled to additional severance benefits if, within 12 months following a change of control (as defined in the management retention agreements), the employee’s employment is terminated involuntarily by Palm or a successor entity other than for cause (as defined in the management retention agreements), death or disability or is terminated voluntarily by the employee for good reason (as defined in the management retention agreements) and the employee enters into a mutual release of claims with Palm or a successor entity. These severance benefits include a severance payment equal to such employee’s annual salary and target bonus, continued company-paid coverage of certain employee benefits for a maximum of two years following his or her termination, pro-rated bonus payment and a tax equalization payment to eliminate the effects of any applicable “golden parachute” excise tax.

Change of Control Provisions in Palm’s 1999 Stock Plan and 1999 Employee Stock Purchase Plan

Palm’s 1999 Stock Plan, as amended (the “1999 Stock Plan”), provides that in the event of Palm’s merger with or into another corporation or the sale of substantially all of Palm’s assets, the successor corporation may assume or substitute an equivalent award for each outstanding option or stock purchase right. If following such an assumption or substitution, the holder of an option or stock purchase right is terminated without cause within 12 months following a change of control (as defined in the 1999 Stock Plan), then the vesting and exercisability of 50% of the then unvested shares of common stock of Palm subject to his or her option or stock purchase right will accelerate. If the outstanding options or stock purchase rights are not assumed or substituted for in connection with a merger or sale of assets, the administrator of the 1999 Stock Plan will provide notice to the optionee that he or she has the right to exercise the option or stock purchase right as to all of the shares subject to the option or stock purchase right, including shares which would not otherwise be exercisable, for a period of 15 days from the date of the notice. The option or stock purchase right will terminate upon the expiration of the 15-day period.

Under Palm’s 1999 Employee Stock Purchase Plan, as amended, in the event of Palm’s merger with or into another corporation or the sale of all or substantially all of Palm’s assets, the successor corporation may assume or substitute an equivalent option for each outstanding option. If the successor corporation does not assume or substitute for the outstanding options, the purchase periods and offering periods then in progress will be shortened by setting a new exercise date, which will be before the merger or sale of assets.

Severance Agreements

Palm has entered into severance agreements with Edward T. Colligan, Mark S. Bercow, Andrew J. Brown, Mary E. Doyle and C. John Hartnett. Palm had also entered into a severance agreement with Kenneth R. Wirt. Pursuant to the severance agreements, each of these employees is entitled to severance benefits if the employee’s employment is terminated involuntarily by Palm other than for cause (as defined in the severance agreements), death or disability (as defined in the severance agreements) or voluntarily by the employee for good reason (as defined in the severance agreements) and the employee enters into a mutual release with Palm, complies with all of the terms of the severance agreement, including the non-solicitation of employees, and does not qualify for payments and benefits under his or her management retention agreement. The severance benefits include a lump-sum payment equal to 100% of annual base salary, one year of accelerated vesting of stock options (excluding any shares that would vest solely or have their vesting accelerate upon the achievement of performance objectives), vesting of one-half of any shares of restricted stock (excluding any shares that vest solely or have their vesting accelerate upon the achievement of performance objectives) and certain employer paid health benefits for one year if the employee elects continuation coverage. Under the terms of the severance agreements, a termination event will not be deemed to have occurred where an individual is employed by a subsidiary of Palm and Palm distributes the securities of such subsidiary to Palm’s stockholders.

Edward T. Colligan

In June 2003, in anticipation of Palm’s acquisition of Handspring, Inc., Palm entered into an offer letter agreement with Edward T. Colligan, effective as of October 2003, which provides for: a base annual salary of $350,000, bonus eligibility, sales incentive compensation eligibility and a grant of 40,000 shares of restricted stock (such number of shares is adjusted to give effect to the 100% stock dividend effective as of March 14, 2006), subject to a two year vesting schedule in equal annual installments. In May 2005, Mr. Colligan was promoted to Chief Executive Officer, and, effective in June 2005, his annual base salary was increased to $550,000 and his compensation was adjusted to provide for enhanced bonus eligibility.

Mark S. Bercow

In March 2005, Palm entered into an offer letter agreement with Mark S. Bercow, which provides for: a base annual salary of $275,000, bonus eligibility and a grant of an option to acquire 200,000 shares of Palm common stock (such number of shares is adjusted to give effect to the 100% stock dividend effective as of March 14, 2006), subject to four year vesting, with 25% vesting after the first year and monthly vesting thereafter. In September 2005, his base annual salary was increased to $287,500.

Andrew J. Brown

In November 2004, Palm entered into an offer letter agreement with Andrew J. Brown, which provides for: a base annual salary of $350,000, bonus eligibility and a grant of an option to acquire 450,000 shares of Palm common stock (such number of shares is adjusted to give effect to the 100% stock dividend effective as of March 14, 2006), subject to four year vesting, with 25% vesting after the first year and monthly vesting thereafter. In addition, the offer letter provides for the grant of 50,000 shares of restricted stock, subject to a four year vesting schedule in equal annual installments (such number of shares is adjusted to give effect to the 100% stock dividend effective as of March 14, 2006). In September 2005, his base annual salary was increased to $370,000.

Mary E. Doyle

In April 2003, Palm entered into an offer letter agreement with Mary E. Doyle, which provides for: a base annual salary of $285,000, bonus eligibility and a grant of an option to acquire 114,694 shares of Palm common stock (such number of shares is adjusted to give effect to the adjustment to outstanding options resulting from the spin-off of PalmSource, Inc. as of October 28, 2003 and the 100% stock dividend effective as of March 14, 2006), subject to four year vesting, with 25% vesting after the first year and monthly vesting thereafter. In addition, the offer letter provides for the grant of 2,000 shares of restricted stock, subject to a two year vesting schedule in equal annual installments (such number of shares is adjusted to give effect to the 100% stock dividend effective as of March 14, 2006). In September 2005, her base annual salary was increased to $315,000.

C. John Hartnett

In May 2003, in anticipation of Palm’s acquisition of Handspring, Inc., Palm entered into an offer letter agreement with C. John Hartnett, effective as of October 2003, which provides for: a base annual salary of $210,000, bonus eligibility and a grant of an option to acquire 90,000 shares of Palm common stock (such number of shares is adjusted to give effect to the 100% stock dividend effective as of March 14, 2006), subject to three year vesting, with 33% vesting after the first year and monthly vesting thereafter. In September 2005, Mr. Hartnett was promoted to Senior Vice President, Worldwide Sales and Customer Services, his base annual salary was increased to $285,000 and his compensation was adjusted to provide for enhanced sales incentive compensation eligibility. In October 2005, his base annual salary was increased to $300,000 and his compensation was adjusted to provide for enhanced bonus eligibility in lieu of sales incentive compensation eligibility.

Kenneth R. Wirt

In July 2001, Palm entered into an offer letter agreement with Kenneth R. Wirt, which provides for: a base annual salary of $275,000, bonus eligibility and a grant of an option to acquire 35,842 shares of Palm common stock (such number of shares is adjusted to give effect to the one-for-twenty reverse stock split of Palm common stock effective as of October 15, 2002 and the adjustments to outstanding options resulting from the spin-off of PalmSource, Inc. as of October 28, 2003 and the 100% stock dividend effective as of March 14, 2006), subject to four year vesting, with 25% vesting after the first year and monthly vesting thereafter. In June 2004, Mr. Wirt was promoted to Senior Vice President, Marketing and Product Marketing and his base annual salary was increased to $360,000.

In March 2006, Mr. Wirt departed Palm under the terms of Palm’s standard severance agreement (described above) plus vesting of an incremental 25% of the shares of restricted stock that Mr. Wirt had purchased from Palm and that remained subject to a right of a repurchase to reflect the portion of the vesting schedule for those shares that Mr. Wirt had served prior to his departure.

EQUITY COMPENSATION PLANS

Securities Authorized for Issuance under Equity Compensation Plans

The following table summarizes Palm’s equity compensation plans as of June 2, 2006:

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	13,246,705	(1)	$14.01	12,222,646	(2)(3)
Equity compensation plans not approved by security holders	—		—	—

Total	13,246,705		$14.01	12,222,646

(1)	This number of shares does not include outstanding options to purchase 1,522,732 shares of Palm common stock assumed through various mergers and acquisitions. At June 2, 2006 these assumed options had a weighted average exercise price of $5.00 per share. Except for shares of Palm common stock underlying the options outstanding under the plans assumed through such mergers and acquisitions, there are no shares of Palm common stock reserved under these plans, including shares for new grants. In the event that any such assumed option is not exercised, no further option to purchase shares of Palm common stock will be issued in place of such unexercised option. However, Palm does have the authority, if necessary, to reserve additional shares of Palm common stock under these plans to the extent such shares are necessary to effect an adjustment to maintain option value, including intrinsic value, of the outstanding options under these plans in specific circumstances; for example, the PalmSource, Inc. spin-off.

(2)	This number of shares includes 6,515,191 shares of Palm common stock reserved for future issuance under our 1999 Employee Stock Purchase Plan, as amended (the “1999 ESPP”), 4,858,515 shares of Palm common stock reserved for future issuance under the 1999 Stock Plan, as amended (the “1999 Stock Plan”), and 848,940 shares of Palm common stock reserved for future issuance under the 2001 Director Plan.

(3)	The 1999 Stock Plan also provides for annual increases on the first day of each fiscal year in the number of shares available for issuance under the 1999 Stock Plan equal to 5% of the outstanding shares of Palm common stock on such date, or a lesser amount as may be determined by the Palm board of directors. In addition, the 1999 ESPP provides for annual increases on the first day of each fiscal year in the number of shares available for issuance under the 1999 ESPP equal to the lesser of 2% of the outstanding shares of Palm common stock on such date, 1,479,582 shares or the amount determined by the Palm board of directors.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The Compensation Committee has overall responsibility for approving and evaluating executive officer compensation at Palm and the plans, policies and programs related to executive compensation, overseeing Palm’s philosophy with respect to the compensation plans, policies and programs for other employees and recommending non-employee director compensation to the board of directors.

Compensation Philosophy and Practices

We design the compensation programs at Palm to attract, retain, motivate and reward highly qualified executive officers, employees and directors who are likely to contribute to the long-term success of Palm. During fiscal year 2006, Palm’s compensation program for all employees, as well as directors, included both cash- and equity-based elements. The Compensation Committee believes that it is important to align compensation with Palm’s business objectives and performance and to align incentives for directors, executive officers and other employees with the interests of stockholders in maximizing stockholder value. As a result, we emphasize three fundamental principles, focused on performance-based compensation, in the design of Palm’s compensation programs: pay for performance, broad-based equity participation and egalitarian benefit plans.

We strive to make Palm’s compensation programs competitive with the marketplace. Palm’s compensation practices reflect the competition for executive talent and the unique challenges and opportunities facing Palm in the mobile computing market. The Compensation Committee conducts annual reviews of Palm’s compensation practices by comparing them to those of peer companies in the high technology community. The Compensation Committee sets our compensation standards at a level competitive with these peer companies. We believe that competitive compensation levels linked to performance objectives are both necessary and appropriate to attract, retain and provide strong incentives for high caliber executives and other employees to successfully conduct our business and achieve our corporate goals.

Process

In determining its compensation program for fiscal year 2006, Palm retained an outside consultant to provide data necessary to perform a comprehensive assessment of its compensation policies and programs, including the compensation for its Chief Executive Officer and other executive officers. The consultant rendered a report that incorporated data from the Radford Executive Management Survey as well as surveys of the practices of a select group of competitors and of computer peripheral, networking and software companies with revenue in a range comparable to Palm’s revenue, assessed the mix of compensation relative to competitive practices within various ranges and evaluated the linkage between pay and performance. The Compensation Committee considered this information, as well as feedback from the Chairman of the Board and other members of the board of directors and the Compensation Committee’s own analysis with respect to performance by the Chief Executive Officer, when making compensation decisions for the Chief Executive Officer. The Compensation Committee considered this information, as well as analyses of individual performance by the Chief Executive Officer and by the Compensation Committee, when making compensation decisions for the other executive officers.

To supplement the advice and report of its outside compensation consultant in determining its equity compensation program for fiscal year 2006, including equity compensation for the Chief Executive Officer and other executive officers, Palm retained Mellon Financial Corporation. Mellon rendered a report that incorporated data from the Radford Executive Management Survey, a survey of the practices of a select group of peer companies and the iQuantic/Mellon High Technology Equity Practices Survey for stock option compensation, including information from approximately one hundred public companies in various high technology industries with revenue in a range comparable to Palm’s revenue as well as a select group of competitors based on Palm’s size, organizational and growth profile and consumer product orientation.

Executive Compensation

The Compensation Committee awards executive compensation in four components: base salary, incentive bonus, equity incentives and benefits.

Base Salary.

The Compensation Committee offers salaries to our executive officers that are competitive with salaries offered by companies of similar size, complexity and market valuation or capitalization in the high technology community, particularly in the Silicon Valley. Palm sets a base salary range for each executive officer, including the Chief Executive Officer, by reviewing the base salary for comparable positions of a broad peer group that competes with Palm in the recruitment and retention of senior leadership talent.

Incentive Bonus.

In July 2005, the Compensation Committee approved the fiscal year 2006 bonus plan for all employees. Our cash bonus program is intended to motivate executive officers and other employees to achieve Palm’s goals. The plan provided for cash bonuses to be paid semi-annually to executive officers and other employees based on performance against certain revenue, profitability and individual performance objectives. The revenue and profitability objectives were set company-wide and reviewed for the second half of fiscal year 2006 in December 2005. The individual objectives were set for each six month period by employees’ managers. Individual objectives for executive officers were set by the Chief Executive Officer. Individual objectives for the Chief Executive Officer were set by the Chairman of the Board and reviewed by the Compensation Committee. The target bonuses for executive officers for fiscal year 2006 ranged from 40% to 100% of base salary. Payments to executive officers under the plan may be more or less than a target bonus as a function of Palm’s results or individual performance. Pursuant to the bonus plan and based on Palm’s financial performance and the individual performance of the executive officers, bonuses were paid to the executive officers following the second and fourth quarters of fiscal year 2006.

Equity Incentives.

We believe that equity compensation aligns the interests of our executive officers and employees with stockholder interests by creating a direct link between compensation and stockholder return and helps to retain key contributors in a competitive market for executive and employee talent. Our intention is for all employees to receive equity compensation but to weight distribution toward top performers and individuals with the greatest responsibilities and influence on our success.

Palm grants initial or “new-hire” options to executive officers when they first join Palm. In addition, Palm may grant restricted stock, stock appreciation rights, performance shares and performance units to some of its executive officers when they first join Palm. Thereafter, Palm may grant options, restricted stock, stock appreciation rights, performance shares and performance units to each executive officer, including the Chief Executive Officer, based on performance. To date, Palm has granted only options and restricted stock to its executive officers, and the Compensation Committee expects that it will continue to use options as the primary form of equity compensation in fiscal year 2007. While options tend to have a more dilutive effect than other forms of equity compensation being employed by Palm, they are also the incentive most closely linked to Palm’s performance and to stockholders’ interests.

To enhance retention, options, restricted stock and other securities granted to executive officers are subject to vesting restrictions that generally lapse over two to four years. Options are granted by Palm at the then-current fair market value and become valuable and exercisable only if the executive officer continues to serve Palm, and the price of Palm’s stock subsequently increases.

The number of options, shares of restricted stock and other securities that Palm grants to a particular executive officer upon hire and throughout employment depends on the officer’s level of responsibility, individual performance and a review of stock option and other security grants for comparable positions in our peer group of companies. With respect to determining equity compensation for executive officers for fiscal year 2006, the Compensation Committee pursued the goal of balancing competitive compensation levels with protecting stockholder interests, controlling costs and achieving a competitive equity usage rate.

Stock Ownership Requirements

The Compensation Committee views equity incentives primarily as a long-term incentive tool that links compensation for our employees and executive officers to Palm’s performance and the return achieved by our stockholders. The Compensation Committee and our board of directors believe that it is important for our executive officers and directors to be committed to Palm’s long-term interests and value creation. As a result, we adopted stock ownership guidelines in fiscal year 2007 to encourage significant, long-term equity ownership in Palm by our directors and executive officers.

Benefits

We offer our executive officers the same competitive benefits program that we offer to all of our employees, including medical and life insurance, other standard elements of a cafeteria plan, an employee stock purchase plan and a 401(k) plan with matching contributions up to a percentage of salary. We generally do not provide our executive officers with special perquisites.

CEO Compensation

Throughout fiscal year 2006, Mr. Colligan served as President and Chief Executive Officer of Palm. He was appointed to the Chief Executive Officer position on May 13, 2005 following a three-month period in which he served as interim Chief Executive Officer. Mr. Colligan’s salary of $550,000 in fiscal year 2006 reflected his move into his position, duties and responsibilities as Chief Executive Officer. Palm awarded Mr. Colligan bonuses in July 2005 and December 2005 of $111,600 and $295,350, respectively, as part of the Palm performance-based bonus programs covering the second half of fiscal year 2005 and the first half of fiscal year 2006. These bonuses were based on a bonus target set as a percentage of Mr. Colligan’s salary of 75% for the second half of fiscal year 2005 and 100% for the first half of fiscal year 2006 and his consequent pro rata participation in the semi-annual bonus pools created by the Compensation Committee based on Palm’s operating results for each of those periods. Mr. Colligan’s option grant in June 2005 of the right to purchase 430,000 shares of Palm common stock and his restricted stock grant in June 2005 of 40,000 shares (in each case, such number of shares is adjusted to give effect to the 100% stock dividend effective as of March 14, 2006) reflected his move into his position, duties and responsibilities as Chief Executive Officer as well as the perceived retention value of his unvested stock and options. Mr. Colligan’s restricted stock grant of 80,000 shares in March 2006 reflected the Compensation Committee’s view, with input from other members of the board of directors, of Mr. Colligan’s performance to that point as Chief Executive Officer as well as the perceived retention value of his unvested stock and options.

Tax Law Limits on Executive Compensation

The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code adopted under the Federal Revenue Reconciliation Act of 1993. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for any of the named executive officers, other than compensation that is “performance-based.” Palm’s performance-based bonus plan permits Palm to pay compensation that is performance-based and thus generally fully deductible by Palm. Since the targeted cash compensation of the majority of the named executive officers is below the $1 million threshold and Palm believes that any options and other securities granted under the 1999

Stock Plan, as amended, will meet the requirement of being performance-based under Section 162(m), the Compensation Committee concluded that Section 162(m) should not materially reduce the tax deductions available to Palm and that no changes to Palm’s compensation program were needed in this regard. However, the Compensation Committee may from time to time approve compensation that is not deductible under Section 162(m).

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Gordon A. Campbell (Chairperson)

Michael Homer (1)

D. Scott Mercer (2)

(1)	Mr. Homer joined the Compensation Committee on September 29, 2005.
(2)	Mr. Mercer joined the Compensation Committee on December 7, 2005.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal year 2006, Gordon A. Campbell, Bruce W. Dunlevie, Michael Homer and D. Scott Mercer served as members of the Compensation Committee of Palm’s board of directors, none of whom is or has been an officer or employee of Palm or any of its subsidiaries. During fiscal year 2006 until September 28, 2005, Eric A. Benhamou, the Chief Executive Officer of Palm until October 2003, served as a member of the Compensation Committee. None of Palm’s executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on Palm’s board of directors or Compensation Committee. No member of Palm’s board of directors is an executive officer of a company in which one of Palm’s executive officers serves as a member of the board of directors or compensation committee of that company.

Through October 2004, Mr. Benhamou was the Chairman of the board of directors of PalmSource, Inc., which licenses to Palm the operating system used in its handhelds and smartphones. In December 2001, Palm entered into a software license agreement with PalmSource which was amended and restated in May 2005. The agreement includes a minimum annual royalty and license commitment of $42.5 million for the contract year ending December 2, 2006. Minimum annual royalties for the contract years after December 2, 2006 were subject to conditions that have not been met. Under the software license and source code agreement, Palm incurred expenses of $56.9 million, $46.9 million and $39.5 million during the fiscal years ended May 31, 2006, 2005 and 2004, respectively. As of May 31, 2006 and May 31, 2005, Palm had accounts payable to PalmSource of $12.9 million and $11.1 million, respectively, as a result of the software license agreement. On November 14, 2005, PalmSource was acquired by Access Co., Ltd.

In May 2005, Palm acquired PalmSource’s 55 percent share of the Palm Trademark Holding Company resulting in full rights to the brand name Palm. The rights to the brand had been co-owned by the two companies since the October 2003 spin-off of PalmSource from Palm. Palm agreed to pay $30.0 million in five installments due in May 2005, 2006, 2007 and 2008 and November 2008, and granted PalmSource certain rights to Palm trademarks for PalmSource and its licensees for a four-year transition period. The remaining amount due to PalmSource was $22.5 million as of both May 31, 2006 and 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In December 2001, Palm entered into a software license agreement with PalmSource which was amended and restated in May 2005. The agreement includes a minimum annual royalty and license commitment of $42.5 million for the contract year ending December 2, 2006. Minimum annual royalties for the contract years after December 2, 2006 were subject to conditions that have not been met. Under the software license and source code agreement, Palm incurred expenses of $56.9 million, $46.9 million and $39.5 million during the fiscal years ended May 31, 2006, 2005 and 2004, respectively. As of May 31, 2006 and May 31, 2005, Palm had accounts payable to PalmSource of $12.9 million and $11.1 million, respectively, as a result of the software license agreement. Palm’s Chairman of the Board, Eric Benhamou, was also the Chairman of the Board of PalmSource through October 2004. On November 14, 2005, PalmSource was acquired by Access Co., Ltd.

In May 2005, Palm acquired PalmSource’s 55 percent share of the Palm Trademark Holding Company resulting in full rights to the brand name Palm. The rights to the brand had been co-owned by the two companies since the October 2003 spin-off of PalmSource from Palm. Palm agreed to pay $30.0 million in five installments due in May 2005, 2006, 2007 and 2008 and November 2008, and granted PalmSource certain rights to Palm trademarks for PalmSource and its licensees for a four-year transition period. The remaining amount due to PalmSource was $22.5 million as of both May 31, 2006 and 2005.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the board of directors has:

•	reviewed and discussed the audited financial statements with Palm’s management;

•	discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented;

•	received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, as may be modified or supplemented; and

•	discussed with the independent auditors the independent auditors’ independence.

Based on such review and discussions, the Audit Committee recommended to the board of directors that the audited financial statements be included in Palm’s Annual Report on Form 10-K for fiscal year 2006.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

D. Scott Mercer (Chairperson)

Gordon A. Campbell

Bruce W. Dunlevie

AUDIT AND RELATED FEES

In September 2002, the Audit Committee of Palm’s board of directors adopted policies and procedures for pre-approving all audit and permissible non-audit services performed by Deloitte & Touche LLP. Under these policies, the Audit Committee pre-approves the use of audit and specific permissible audit-related and non-audit services up to an aggregate dollar limit. All such audit, audit-related, tax and non-audit services provided to Palm by Deloitte & Touche, LLP since September 2002 have been pre-approved by the Audit Committee in accordance with its policies and procedures.

The following table sets forth the audit and related fees for services provided to Palm by Deloitte & Touche LLP for fiscal years 2005 and 2006, respectively.

	Fiscal Year 2005	Fiscal Year 2006
Audit Fees	$2,081,000	$1,803,000
Audit-Related Fees	—	—
Tax Fees	70,000	118,000
All Other Fees	—	—

Total	$2,151,000	$1,921,000

Audit Fees

Audit fees include fees billed to Palm by Deloitte & Touche LLP for the audit of Palm’s annual financial statements included in Palm’s Annual Report on Form 10-K, for the review of the financial statements included in Palm’s quarterly reports on Form 10-Q, for statutory audits of Palm’s foreign subsidiaries, for assistance with the review of various Securities and Exchange Commission filings and for audit of Palm’s internal control over financial reporting.

Audit-Related Fees

There were no audit-related fees billed to Palm by Deloitte & Touche LLP in fiscal years 2005 or 2006.

Tax Fees

Tax fees include fees billed to Palm by Deloitte & Touche LLP for tax planning and advice and tax return preparation services.

All Other Fees

There were no other fees billed to Palm by Deloitte & Touche LLP in fiscal years 2005 or 2006.

PROPOSAL NO. 2

RATIFICATION OF DELOITTE & TOUCHE LLP

The board of directors of Palm has selected Deloitte & Touche LLP as the independent public auditors of Palm for the fiscal year ending June 1, 2007. Deloitte & Touche LLP served in such capacity for fiscal year 2006. A representative of Deloitte & Touche LLP will be present at the annual meeting, will be given the opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions.

Palm’s bylaws do not require that the stockholders ratify the selection of Deloitte & Touche LLP as Palm’s independent registered public accounting firm. However, Palm is submitting the selection of Deloitte & Touche LLP to stockholders for ratification as a matter of good corporate practice. If stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain Deloitte & Touche LLP. Even if the selection is ratified, the board of directors and the Audit Committee of Palm in their discretion may change the appointment at any time during the year if they determine that such a change would be in the best interests of Palm and its stockholders.

Vote Required

The affirmative vote of a majority of the votes cast is required for approval of this proposal.

Recommendation of the Palm Board of Directors

The board of directors unanimously recommends a vote “FOR” ratification of the appointment of Deloitte & Touche LLP as Palm’s independent public auditors for the fiscal year ending June 1, 2007.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT PALM ANNUAL MEETING

Proposals of Palm stockholders that are intended for inclusion in Palm’s proxy statement relating to the 2007 annual meeting of the stockholders of Palm must be received by Palm at its offices at 950 W. Maude Avenue, Sunnyvale, California 94085, Attn: Corporate Secretary not later than April 26, 2007 and must satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals in order to be included in Palm’s proxy statement for that meeting. Stockholder proposals that are not intended to be included in Palm’s proxy materials for such meeting but that are intended to be presented by the stockholder from the floor are subject to the advance notice procedures described below under “Transaction of Other Business at the Palm Annual Meeting.”

TRANSACTION OF OTHER BUSINESS AT THE PALM ANNUAL MEETING

At the date of this proxy statement, the only business that the board of directors of Palm intends to present or has received notice that others will present at the annual meeting is as set forth above. If any other matter or matters are properly brought before the annual meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

Any stockholder may present a matter from the floor for consideration at a meeting so long as certain procedures are followed. Under Palm’s bylaws, as amended, in order for a matter to be deemed properly presented by a stockholder, timely notice must be delivered to, or mailed and received by, Palm not later than 90 days prior nor earlier than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders (under the assumption that each succeeding annual meeting of stockholders will occur no more than

30 days before or after the anniversary date of the most recent annual meeting of stockholders). In the case of the 2007 annual meeting of stockholders, notice must be delivered to, or mailed and received by, Palm by July 7, 2007. Any notice of a stockholder proposal received by Palm after such date will be considered untimely. The stockholder’s notice must set forth, as to each proposed matter, the following: (a) a brief description of the business desired to be brought before the meeting; (b) the name and address, as they appear on Palm’s books, of the stockholder proposing such business; (c) the class and number of shares of Palm that are beneficially owned by the stockholder; (d) any material interest of the stockholder in such business; and (e) any other information that is required to be provided by such stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

DELIVERY OF DOCUMENTS TO PALM STOCKHOLDERS SHARING AN ADDRESS

Certain Palm stockholders who share an address are being delivered only one copy of this proxy statement and Palm’s 2006 annual report unless Palm or one of its mailing agents has received contrary instructions.

Upon the written or oral request of a Palm stockholder at a shared address to which a single copy of this proxy statement and 2006 annual report were delivered, Palm will promptly deliver a separate copy of such documents to the requesting Palm stockholder. Written requests should be made to Palm, Inc., Attention: Investor Relations, 950 W. Maude Avenue, Sunnyvale, California 94085 and oral requests may be made by calling Investor Relations of Palm at (408) 617-7300. In addition, Palm stockholders who wish to receive a separate copy of Palm’s proxy statements and annual reports in the future should notify Palm either in writing addressed to the foregoing address or by calling the foregoing telephone number.

Palm stockholders sharing an address who are receiving multiple copies of Palm’s proxy statements and annual reports may request delivery of a single copy of such documents by writing Palm at the address above or calling Palm at the telephone number above.

VOTING BY INTERNET OR TELEPHONE

For shares of common stock that are registered in the name of the stockholder directly with Computershare Investor Services LLC, you may vote in person, by returning the enclosed proxy card or by Internet or telephone. Specific instructions to be followed by any registered stockholder interested in voting by Internet or telephone are set forth on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that stockholders’ instructions have been properly recorded.

For shares of common stock that are beneficially owned by a stockholder and held in “street name” through a bank or brokerage (if such stockholder’s shares are registered in the name of a bank or brokerage), the stockholder may be eligible to vote such shares electronically by Internet or telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program, which provides eligible stockholders who receive a paper copy of Palm’s proxy statement and annual report the opportunity to vote by Internet or telephone. If your bank or brokerage firm is participating in ADP’s program, your voting form from the bank or brokerage will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the paper proxy card in the self-addressed, postage paid envelope provided.

Stockholders voting via the Internet or telephone should understand that there may be costs associated with Internet or telephone access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

ANNEX A

Palm, Inc.

Charter of the Audit Committee

of the Board of Directors

(Amended and Restated Effective as of February 9, 2006)

Purpose

The purpose of the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board of Directors”) of Palm, Inc. (the “Company”) shall be to: (a) oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company; (b) assist the Board of Directors in oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the registered public accounting firm’s qualifications, independence and performance, and (iv) the Company’s internal accounting and financial controls; (c) prepare the report that the rules of the Securities and Exchange Commission (“SEC”) require to be included in the Company’s proxy statement for the annual meeting of the Company’s stockholders; (d) provide the Company’s Board of Directors with the results of its monitoring and recommendations derived therefrom; and (e) provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors. In addition, the Audit Committee will undertake those specific responsibilities listed below and such other duties or responsibilities as the Board of Directors may from time to time prescribe.

Membership

The Audit Committee shall be composed of at least three directors of the Company. The members of the Audit Committee will be appointed by the Nominating and Governance Committee of the Board of Directors and will serve at the discretion of the Board of Directors. The members of the Audit Committee are to be independent as determined in accordance with applicable law, including the Sarbanes-Oxley Act of 2002 (the “Act”) and the rules and regulations of the SEC promulgated thereunder, and the rules of the Nasdaq Stock Market, except as otherwise permitted by applicable law and the rules of the Nasdaq Stock Market. No member of the Audit Committee may have participated in the preparation of the financial statements of the Company or any of the Company’s current subsidiaries during the preceding three years. In addition, in accordance with the rules of the Nasdaq Stock Market, each member of the Audit Committee must be able to read and understand fundamental financial statements (including a company’s balance sheet, income statement and cash flow statement), and at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, such as a current or past position as a chief executive officer or chief financial officer or other senior officer with financial oversight responsibilities, that results in the member’s financial sophistication. At least one member of the Audit Committee shall be an “audit committee financial expert” (as such term is defined by SEC rules).

Responsibilities

The responsibilities of the Audit Committee shall include the following:

1.	Review the Company’s internal audit plan, the results of each internal audit, and review the appointment and replacement of the senior internal auditing executive.

2.	Review the registered public accounting firm’s proposed audit scope, approach and independence.

3.	Appoint, compensate, retain, oversee, determine the funding for, evaluate and, where appropriate, replace the registered public accounting firm (including attempting to resolve disagreements between management and the registered public accounting firm) engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services and to comply with Section 301 of the Act and the rules and regulations promulgated by the SEC thereunder. Such registered public accounting firm shall report directly to the Audit Committee.

4.	Pre-approve all audit and permissible non-audit services provided to the Company by the registered public accounting firm (or subsequently approve and ratify non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard, the Audit Committee shall have the sole authority to approve the hiring and firing of the registered public accounting firm, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the registered public accounting firm.

5.	Review the results of each audit, including any qualifications of the registered public accounting firm’s opinion, any related management letter, any significant suggestions for improvements to management by the registered public accounting firm, management’s responses to recommendations made by the registered public accounting firm in connection with the audit, reports submitted to the Audit Committee by the internal auditing department that are material to the Company as a whole, and management’s responses to those reports.

6.	Review and evaluate the senior members of the registered public accounting firm’s team, in particular, the lead audit and reviewing partners.

7.	Establish a policy regarding the hiring of current or former employees of the registered public accounting firm.

8.	Review on a continuing basis the adequacy and effectiveness of the Company’s system of internal control over financial reporting, including meeting periodically with the Company’s management and the registered public accounting firm to review the adequacy and effectiveness of internal control over financial reporting and to review, before release, the disclosure regarding internal control over financial reporting required under SEC rules to be contained in the Company’s periodic reports and the attestations or reports by the registered public accounting firm relating to such disclosure.

9.	Review the adequacy and effectiveness of the Company’s disclosure controls and procedures, including meeting periodically with the Company’s management to review the adequacy and effectiveness of such controls.

10.	Consider major changes and other major questions of choice regarding the appropriate auditing and accounting principles and practices to be followed when preparing the Company’s financial statements.

11.	Review the procedures employed by the Company in preparing published financial statements and related management commentaries.

12.	Oversee and review the Company’s risk assessment and risk management policies and major risk exposures.

13.	Take appropriate action to oversee the independence of the registered public accounting firm. At least annually, (i) obtain a formal written statement from the registered public accounting firm setting forth all relationships between the registered public accounting firm and the Company and any other relationships that, in the registered public accounting firm’s judgment, may reasonably be thought to bear on independence, consistent with Independence Standards Board Standard No. 1 and (ii) actively engage in a dialogue with the registered public accounting firm with respect to any disclosed relationships or services that may impact the objectivity and independence of the registered public accounting firm.

14.	Direct the registered public accounting firm to review, before filing with the SEC, the Company’s interim and annual financial statements included in Quarterly and Annual Reports on Form 10-Q and Form 10-K, using professional standards and procedures for conducting such reviews.

15.

Review any reports submitted by the registered public accounting firm, including the report relating to (i) all critical accounting policies and practices used, (ii) all alternative treatments of financial information within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the registered public accounting firm, and (iii) other material written communications between the registered public accounting firm and management, such as any management letter or schedule of unadjusted differences.

16.	At least annually, obtain and review a report by the registered public accounting firm describing the registered public accounting firm’s internal quality control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the registered public accounting firm’s firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more audits carried out by the registered public accounting firm, and any steps taken to deal with any such issues.

17.	Review earnings press releases and generally discuss earnings press releases as well as financial information and earnings guidance, paying particular attention to the use of “pro forma” or “adjusted” non-GAAP financial information.

18.	Oversee compliance with SEC requirements for disclosure of the registered public accounting firm’s services and audit committee members, member qualifications and activities.

19.	Discuss with the registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as it may be modified or supplemented.

20.	Review and discuss with management and the registered public accounting firm the annual audited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” prior to filing with the SEC the Company’s Annual Report on Form 10-K in which they are included.

21.	Review and discuss with management and the registered public accounting firm the quarterly unaudited financial statements and review the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operation” prior to filing with the SEC the Company’s Quarterly Reports on Form 10-Q in which they are included.

22.	Provide a report in the Company’s proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(d)(3) of Schedule 14A.

23.	Serve as a channel of communication between the registered public accounting firm and the Board of Directors and between the senior internal auditing executives and the Board of Directors.

24.	Report to the Board of Directors on the Audit Committee’s review of the Company’s financial statements and any disagreements or significant disputes between management and the registered public accounting firm that arose in connection with the preparation of those financial statements.

25.	Oversee the Company’s policies and procedures regarding compliance with law (including the Foreign Corrupt Practices Act) and with significant corporate policies and make recommendations to the Board of Directors concerning these matters.

26.	Meet periodically with management to provide guidance concerning major capital expenditures, infrastructure investments, financial strategies and special projects and other significant financial matters.

27.	Review, approve and monitor the Company’s standards and code of ethics and similar standards and codes of conduct.

28.	Review, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements.

29.	Oversee and review the Company’s policies regarding information technology and management information systems.

30.	If necessary, institute special investigations with full access to all books, records, facilities and personnel of the Company.

31.	Establish and oversee procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

32.	Review and approve all related party transactions for which audit committee approval is required by applicable law or the rules of the Nasdaq Stock Market.

33.	Perform such other duties as may be requested by the Board of Directors.

Annual Review

The Audit Committee shall annually review and assess the adequacy of its own charter (including the structure, processes and membership requirements of the Audit Committee) and recommend any proposed changes to the Board of Directors for approval. In addition, the Audit Committee shall annually review its own performance.

Meetings

The Audit Committee will meet at least four times each year. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

The Audit Committee will meet separately, at least quarterly, with each of management, the internal auditors and the registered public accounting firm.

Outside Advisors

The Audit Committee shall have the authority to engage independent counsel and other advisors, as it deems necessary to carry out its duties. The Company shall provide for the appropriate funding, as determined by the Audit Committee, for payment of: (i) compensation to any such counsel and other advisors engaged by the Audit Committee; (ii) compensation to the registered public accounting firm employed by the Company for the purpose of preparing or issuing an audit report or performing other audit, review or attest services; and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

Minutes

The Audit Committee will maintain written minutes of its meetings.

Reports

The Audit Committee will make regular reports to the Board of Directors with respect to its activities.

Compensation

Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board of Directors in its sole discretion. Such fees may include, without limitation, retainers, per meeting fees and fees for service as Chair of the Audit Committee. Fees may be paid in such form of consideration as is determined by the Board of Directors.

Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any committee thereof or as Chairman of the Board of Directors or Chair of any committee of the Board of Directors.

Delegation of Authority

The Audit Committee may form and delegate authority to subcommittees when appropriate. In addition, the Audit Committee may delegate to one or more designated members of the Audit Committee who are independent directors the authority to pre-approve any transaction for which such delegation is permissible under applicable law and the rules of the Nasdaq Stock Market, provided that such pre-approval decision is subsequently presented to the full Audit Committee at its scheduled meetings.

Proxy - Palm, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Edward T. Colligan and Mary E. Doyle, and each of them, as proxyholders and attorneys-in-fact of the undersigned, with full power of substitution, to vote all shares of stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Palm, Inc., to be held at 950 W. Maude Avenue, Sunnyvale, California 94085 on Thursday, October 5, 2006 at 8:00 a.m., local time, and at any postponement or adjournment thereof, with all the powers that the undersigned would have if personally present at the meeting. The undersigned hereby acknowledges receipt of the notice of annual meeting and proxy statement enclosed with this proxy card and a copy of Palm’s annual report for the fiscal year ended June 2, 2006.

This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned stockholder. IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED: “FOR” ALL OF THE NOMINEES FOR CLASS I DIRECTORS SET FORTH ON THE REVERSE SIDE UNDER ITEM 1 AND “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE AND TOUCHE LLP AS PALM’S INDEPENDENT PUBLIC AUDITORS FOR THE FISCAL YEAR ENDING JUNE 1, 2007 (ITEM 2). WHETHER OR NOT DIRECTION IS MADE, THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED IN THE DISCRETION OF THE PROXYHOLDERS ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. THE UNDERSIGNED HEREBY REVOKES ALL PROXIES PREVIOUSLY GIVEN BY THE UNDERSIGNED WITH RESPECT TO THE SHARES OF STOCK REPRESENTED BY THIS PROXY AND ENTITLED TO VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)

Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

Follow the simple instructions provided by the recorded message.

To vote using the Internet

Go to the following web site:

WWW.COMPUTERSHARE.COM/EXPRESSVOTE

Enter the information requested on your computer screen and follow the simple instructions.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 11:00 p.m., Central Time, on October 4, 2006.

THANK YOU FOR VOTING

Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

123456 C0123456789 12345

A Election of Directors

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

1. A proposal to elect three Class I directors to serve a three-year term expiring in 2009.

The Board of Directors recommends a vote FOR the listed nominees.

For Withhold

01 - William T. Coleman

02 - Bruce W. Dunlevie

03 - Robert C. Hagerty

B Issues

The Board of Directors recommends a vote FOR the following proposal.

For Against Abstain

2. A proposal to ratify the appointment of Deloitte & Touche LLP as Palm’s independent public auditors for the fiscal year ending June 1, 2007.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please date and sign exactly as your name or names appear herein. For joint accounts, each owner should sign. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.

Date (mm/dd/yyyy)

Signature 1 - Please keep signature within the box

Signature 2 - Please keep signature within the box